Exhibit 99.1
POST-PETITION LOAN AND SECURITY AGREEMENT
     THIS POST-PETITION LOAN AND SECURITY AGREEMENT (this “Agreement”) is made on December 14, 2010, by and among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (“Parent”), INSIGHT HEALTH SERVICES CORP., a Delaware corporation (“InSight Health”), INSIGHT HEALTH CORP. (in its capacity as Borrower and in its capacity as the representative of the other Borrowers pursuant to Section 4.2, “IHC”), a Delaware corporation, those affiliates of IHC listed on the signature pages hereto, in their capacities as Chapter 11 debtors-in-possession (Parent, InSight Health, IHC and each of IHC’s affiliates listed on the signature pages hereto, being referred to collectively as “Borrowers”, and individually as a “Borrower”), and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Lender”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1.
R e c i t a l s:
     IHC, certain affiliates and subsidiaries of IHC in their capacities as borrowers (collectivley with IHC, “Pre-Petition Borrowers”), Bank of America, N.A., in its capacity as collateral and administrative agent (together with its successors and assigns in such capacity, “Pre-Petition Agent”) for certain financial institutions (collectively, the “Pre-Petition Lenders”), and the Pre-Petition Lenders are parties to that certain Second Amended and Restated Loan and Security Agreement dated August 1, 2007 (as at any time amended, modified, restated or supplemented, the “Pre-Petition Loan Agreement”), pursuant to which the Pre-Petition Lenders have made loans and other financial accommodations to Pre-Petition Borrowers secured by certain personal property of Pre-Petition Borrowers.
     Pre-Petition Borrowers have informed Pre-Petition Agent and the Pre-Petition Lenders that on the Petition Date (as defined below), Borrowers have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in jointly administered cases (collectively, the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (together with any other court having jurisdiction over the Chapter 11 Cases or any proceeding therein from time to time, the “Court”), as Case Nos. 10-16564, 10-16565, 10-16566, 10-16567, 10-16568, 10-16569, 10-16577, 10-16578, 10-16579, and 10-16580.
     Each Borrower has requested that Lender make available a revolving credit and letter of credit facility to Borrowers, which shall be used by Borrowers to finance their mutual and collective enterprise of the provision of diagnostic imaging services through an integrated network of fixed-site centers and mobile facilities. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower’s needs, Lender will, at the request of any Borrower, make loans to all Borrowers under the revolving credit facility on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers’ business is a mutual and collective enterprise and Borrowers believe that the consolidation of all revolving credit loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their revolving credit loan relationship with Lender, all to the mutual advantage of Borrowers. Lender’s willingness to extend credit to Borrowers and to administer each Borrower’s collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers’ request in furtherance of Borrowers’ mutual and collective enterprise.
     Each Borrower has agreed to be jointly and severally liable for loans and all other outstanding obligations under this Agreement and to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other DIP Financing Documents. Each Guarantor has agreed to jointly and severally guaranty the payment and performance of all of the Obligations (as defined below).

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrowers hereunder, for good and valuable consideration, the parties hereto, intending to be bound hereby, agree as follows:
SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION
     1.1 Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them (terms used in the singular to have the same meaning when used in the plural, and vice versa):
     Acceptable Plan — a Reorganization Plan that: (i) provides for allowance of all claims in favor of Lender as fully secured claims; Full Payment of all Obligations and any outstanding Pre-Petition Debt (including repayment in the form of refinancing thereof pursuant to exit financing provided by Lender) on the effective date of such Reorganization Plan; the full funding of the Carve-Out Amount; an effective date no later than forty-five (45) days after the date of entry of the Confirmation Order with respect to such Reorganization Plan; and a full and complete release of any and all Claims that any Obligor or the Estate of any Obligor might have or assert against Lender that arise under any provision in Chapter 5 of the Bankruptcy Code and have not been asserted during the pendency of the Chapter 11 Cases; or (ii) which is otherwise acceptable to Lender.
     Account — shall have the meaning given to the term “account” in the UCC and shall include any and all rights of a Borrower to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance. For the avoidance of doubt, when used in reference to a Borrower the term shall include each Health-Care-Insurance Receivable of such Borrower.
     Account Debtor — a Person who is or becomes obligated under or on account of an Account, Chattel Paper or General Intangible.
     Accounts Formula Amount — on any date of determination thereof, an amount equal to the lesser of (a) 85% of the net amount of Eligible Retail Receivables on such date plus 85% of the net amount of Eligible Wholesale Receivables on such date or (b) the Cash Collection Limit as of such date. As used herein, the phrase “net amount of Eligible Wholesale Receivables” or “net amount of Eligible Retail Receivables” shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Lender’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.
     Adequate Protection Claim — the right of the holder of a secured claim against a Borrower to receive periodic payments as adequate protection under Sections 361 or 363 of the Bankruptcy Code.
     Adjustable Availability Reserve Block — an amount equal to $4,000,000, provided that, such amount may be reduced as follows:
     (a) If Borrowers pursue the Plan Option,
(i)	The Adjustable Availability Reserve Block shall be reduced by $500,000 to the extent that Borrowers successfully comply with

Plan Benchmark #1;

(ii)	The Adjustable Availability Reserve Block shall be reduced by an additional $500,000 to the extent that Borrowers successfully comply with Plan Benchmark #2; and

(iii)	The Adjustable Availability Reserve Block shall be reduced by an additional $1,000,000 to the extent that Borrowers successfully comply with Plan Benchmark #3.
     (b) If Borrowers pursue the Sale Option,
(i)	The Adjustable Availability Reserve Block shall be reduced by $500,000 to the extent that Borrowers successfully comply with Sale Benchmark #1;

(ii)	The Adjustable Availability Reserve Block shall be reduced by an additional $500,000 to the extent that Borrowers successfully comply with Sale Benchmark #2; and

(iii)	The Adjustable Availability Reserve Block shall be reduced by an additional $1,000,000 to the extent that Borrowers successfully comply with Sale Benchmark #3.
For the avoidance of doubt, regardless of Borrowers’ successful compliance with the Plan Benchmarks or the Sale Benchmarks, as applicable, the “Adjustable Availability Reserve Block” shall not be less than $2,000,000.
     Adjusted LIBOR Rate — for any period, the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%), determined by Lender at approximately 11:00 a.m. (London time) 2 Business Days prior to commencement of such period, for a term comparable to such period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Lender); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits would be offered by Lender’s London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to Adjusted LIBOR Rate deposits, then the Adjusted LIBOR Rate shall be the foregoing rate, divided by 1 minus the Reserve Percentage.
     Affiliate — a Person (i) who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) who beneficially owns or holds 10% or more of any class of the Equity Interests of another Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.
     Agreement — this Post-Petition Loan and Security Agreement and all Exhibits and Schedules hereto.

     Anti-Kickback Statutes — Section 1128B(b) of the Social Security Act and any other similar law, rule or regulation adopted by any Governmental Authority.
     Anti-Terrorism Laws — any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.
     Applicable Budget Period — (a) for the period commencing on the Closing Date and ending on the first Friday after the Closing Date, the 1-week period ending on such Friday; (b) for the period commencing on the Closing Date and ending on the second Friday after the Closing Date, the 2-week period ending on such Friday; (c) for the period commencing on the Closing Date and ending on the third Friday after the Closing Date, the 3-week period ending on such Friday; and (d) for the period commencing on the Closing Date and ending on the fourth Friday after the Closing Date and each Friday thereafter, the 4-week period ending on such Friday.
     Applicable Law — all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, DIP Financing Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of Governmental Authorities; and all orders, judgments and decrees of all courts and arbitrators.
     Applicable Margin — a percentage equal to 3.00% with respect to Revolver Loans that are Base Rate Loans.
     Approved Credit Enhancement — in Lender’s reasonable discretion and at its option, either (i) an irrevocable letter of credit that is in form and substance reasonably acceptable to Lender, issued or confirmed by a bank reasonably acceptable to Lender, and payable in Dollars at a place of payment within the United States that is reasonably acceptable to Lender, which letter of credit is assigned to Lender for the benefit of Secured Parties (with such assignment acknowledged by the issuing or confirming bank) or, if so requested by Lender, duly transferred to Lender for the benefit of Secured Parties (together with sufficient documentation to permit direct draws under any such letter of credit by Lender for the benefit of Secured Parties) or (ii) credit insurance that is issued by a credit insurance company reasonably acceptable to Lender and is in form and substance reasonably acceptable to Lender (which credit insurance shall be payable to Lender for the benefit of Secured Parties in Dollars).
     Asset Disposition — a sale, lease, license, consignment or other transfer or disposition of Property of an Obligor, including a termination of rights of any Obligor under any lease, license agreement or other contract or a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.
     Availability — on any date, the amount determined by Lender that Borrowers are entitled to borrow as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding is subtracted from the Borrowing Base on such date. If the amount of Revolver Loans outstanding on any date is equal to or greater than the Borrowing Base, then Availability on such date shall be zero or a negative number, as applicable.
     Availability Reserve — on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) the amount of the Pre-Petition Debt outstanding as of the opening of business on such date, excluding Pre-Petition LCs that are Cash Collateralized and Banking Relationship Debt, (ii) the Carve-Out Amount, (iii) any amounts which any Obligor is obligated to pay to Lender or other Persons pursuant to the provisions of any of the DIP Financing Documents that Lender elects to pay for the account of such Obligor in accordance with the authority contained in any of the DIP Financing Documents, (iv) the LC Reserve, (v) the aggregate amount of reserves established by Lender from time to time in its discretion in respect of Banking Relationship Debt, (vi) the aggregate amount of all liabilities and obligations that are secured by Liens upon any of the Collateral that are senior in priority to Lender’s Liens if such Liens are Permitted Liens under Section 10.2.4(iii), (vii) the Professional Fees Reserve, (viii) the Adjustable Availability Reserve Block, and (ix) such additional reserves, in such amounts as Lender in its reasonable discretion, exercised in a manner consistent with its customary practices or otherwise in good faith, may elect to impose from time to time. The burden of establishing lack of good faith shall be on Borrowers.
     Average Revolver Loan Balance — for any period, the amount obtained by adding the unpaid balance of Revolver Loans and LC Obligations at the end of each day for the period in question and by dividing such sum by the number of days in such period.
     Avoidance Claim — any claim that could be asserted by or on behalf of any Obligor or any Estate of an Obligor against a Person under Sections 502(d), 544, 545, 546, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.
     Bank Products — any one or more of the following types of products, services or facilities extended to any Obligor by Lender or a Pre-Petition Lender or any Affiliate of either of them: (i) commercial credit cards; (ii) merchant card services; (iii) products or services under Cash Management Agreements; (iv) products under Hedging Agreements; (v) interstate depository network services; and (vi) leases and such other banking products or services provided by Lender or a Pre-Petition Lender or any Affiliate of either of them as may be requested by any Obligor, other than Letters of Credit.
     Banking Relationship Debt — Debt or other liabilities or obligations of an Obligor to Lender or Pre-Petition Lender (or any Affiliate of either of them) arising out of or relating to Bank Products.
     Bankruptcy Code — title 11 of the United States Code.
     Base Rate — for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the Adjusted LIBOR Rate for a 30-day period as determined on such day, plus 1.0%.
     Base Rate Loan — a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate. For the avoidance of doubt, all Loans shall be Base Rate Loans.
     Blocked Person — as defined in Section 9.1.27(ii).
     Board of Governors — the Board of Governors of the Federal Reserve System.
     Borrower Agent — as defined in Section 4.2.
     Borrowing — a borrowing consisting of Loans.

     Borrowing Base — on any date of determination thereof, an amount equal to the lesser of: (A) the amount of the Commitment on such date minus the Availability Reserve, or (B) an amount equal to the Accounts Formula Amount on such date minus the Availability Reserve on such date.
     Borrowing Base Certificate — a certificate, in a form reasonably satisfactory to Lender, by which Borrowers shall certify to Lender the amount of the Borrowing Base as of the date of the certificate and the calculation of such amount.
     Budget — means a cash flow forecast, in form and substance acceptable to Lender, projecting, among other things, each Borrower’s forecasted cash flow, cash receipts and disbursements (including costs of the Chapter 11 Cases) for each week in, at a minimum, the thirteen-week period following the Petition Date as well as a depiction of operating results for, at a minimum, the thirteen-week period following the Petition Date, a summary of which is to be attached to the motion seeking approval of the Interim Financing Order as such budget may be amended, modified, restated, extended or supplemented from time to time with Lender’s prior written consent.
     Business Day — any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed.
     Capital Adequacy Regulation — any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.
     Capitalized Lease Obligation — any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
     Carve-Out Amount — on any date, an amount equal to (i) the sum of $3,280,000, the U.S. Trustee Fee Reserve on such date and the Chapter 7 Trustee Fee Reserve on such date, minus (ii) the amount (if any) funded by Lender to the Carve-Out Escrow Account on or before such date.
     Carve-Out Escrow Account — a Deposit Account established by and maintained with Lender into which Lender shall deposit all or part of the Carve-Out Amount, as authorized or required by the Financing Orders.
     Cash — money, currency or a credit balance in a Deposit Account.
     Cash Collateral — cash, and any interest or other income earned thereon, that is deposited with Pre-Petition Agent or Lender in accordance with the Pre-Petition Loan Agreement or this Agreement to Cash Collateralize any LC Obligations or other Pre-Petition Debt or Obligations.
     Cash Collateral Account — a demand deposit, money market or other account established by Lender at such financial institution as Lender may select in its discretion, which account shall be in Lender’s name and subject to Lender’s Liens for the benefit of Secured Parties.
     Cash Collateralize — (i) with respect to LC Obligations arising from Pre-Petition LCs outstanding on any date, or Pre-Petition Debt arising under Hedging Agreements on such date, the deposit with Pre-Petition Agent of immediately available funds into the Cash Collateral

Account in an amount equal to (x) 104% of the aggregate Undrawn Amount of such Pre-Petition LCs and other LC Obligations with respect thereto, plus (y) all Pre-Petition Debt existing under such Hedging Agreements; and (ii) with respect to LC Obligations arising from Letters of Credit outstanding on any date, or Obligations arising under Hedging Agreements on such date, the deposit with Lender of immediately available funds into the Cash Collateral Account in an amount equal to (a) 104% of the aggregate Undrawn Amount of such Letters of Credit and other LC Obligations, plus (b) all Obligations existing under such Hedging Agreements.
     Cash Collection Limit — on any date of determination thereof, an amount equal to the Monthly Cash Collections for the most recent month ending prior to such date divided by the actual number of days in such month multiplied by 35.
     Cash Equivalents — (i) United States dollars (including such dollars as are held in overnight deposits and demand deposits with U.S. banks); (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (iii) marketable direct obligations issued by any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 of Moody’s; (iv) certificates of deposit demand deposits, Eurodollar time deposits, time deposit accounts, term deposit accounts and time deposits having maturities of not more than 12 months from the date of acquisition, bankers’ acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition have capital and assets of not less than $100 million; (v) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (i), (ii), (iii) and (iv) entered into with any financial institution meeting the qualifications specified in clause (iv) above; (vi) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-2 (or better) by S&P or P-2 (or better) by Moody’s, and having a maturity within 12 months after the date of acquisition thereof; and (vii) shares of any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) — (vi), (b) has net assets not less than $500,000,000 and (c) has at least the second highest rating obtainable from either Moody’s or S&P.
     Cash Management Agreements — any agreement entered into from time to time between any Borrower or any of its Subsidiaries, on the one hand, and Pre-Petition Agent, any Pre-Petition Lender, Lender or any of their Affiliates, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Borrower or its Subsidiaries including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.
     Cash Management Order — a “first day order” entered by the Court at or about the time of the commencement of the Chapter 11 Cases that authorizes the continuation of Borrowers’ Pre-Petition cash management relationship with Lender and that includes, among other things, provisions authorizing Lender, in the Ordinary Course of Business, to set off against Deposit Accounts maintained by Borrowers with Lender all fees and expenses for cash management services provided to Borrowers by Lender and for indebtedness arising from Bank Products, analysis charges and other fees and expenses arising or incurred in connection therewith, in each case whether the foregoing are incurred or arise before or after the Petition Date, which order shall be in form and substance satisfactory to Lender in its discretion.
     CERCLA — the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.)
     Change of Control — the occurrence of any of the following: (i) Parent ceases to own and control, beneficially and of record, all of the Equity Interests in InSight Health; (ii) InSight Health ceases to own and control, beneficially and of record, all of the Equity Interests in each of the Borrowers; (iii) all or substantially all of InSight Health’s assets are sold to any Person or related group of Persons; (iv) InSight Health is merged with or into a Person other than a Borrower; (v) any Person or related group of Persons acquires by way of a purchase, merger, consolidation or other business combination a majority of the Equity Interests entitled to vote in the election of directors of InSight Health; or (vi) a change in the majority of the board of directors of InSight Health unless such new directors were approved or nominated for election to such board of directors by the then majority of the board of directors of InSight Health.
     Chapter 7 Trustee Fee Reserve — on any date, an amount equal to all reasonable fees and expenses incurred by a Chapter 7 trustee under Section 726(b) of the Bankruptcy Code following the conversion of the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, if ever, in an aggregate amount not exceeding $50,000.
     Chapter 11 Cases — as defined in the Recitals hereto.
     Chattel Paper — shall have the meaning given to the term “chattel paper” in the UCC.
     Claims — all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, costs (including remedial response costs), charges, expenses and disbursements of any kind or nature (including reasonable attorneys’, accountants’, consultants’, or paralegals’ fees and expenses) which may at any time (including at any time following Full Payment of the Obligations or termination of the Commitment, resignation or replacement of Lender or replacement of Lender), be imposed on, incurred by, or asserted against any Lender Indemnitee in any way relating to or arising out of (i) the administration or enforcement of or performance under any of the Pre-Petition Loan Documents or the DIP Financing Documents or consummation of any of the transactions described herein, (ii) any action taken or omitted to be taken by any Lender Indemnitee under or in connection with any of the Pre-Petition Loan Documents or the DIP Financing Documents or Applicable Law, (iii) the existence, perfection or realization upon Pre-Petition Agent’s or Lender’s Liens upon any Collateral, (iv) the exercise by Pre-Petition Agent or Lender of any of its rights or remedies under any of the Pre-Petition Loan Documents, DIP Financing Documents or Applicable Law, or (v) the failure of any Obligor to observe, perform or discharge any of such Obligor’s covenants or duties under any of the Pre-Petition Loan Documents or the DIP Financing Documents or the inaccuracy or incompleteness of any representation or warranty of any Borrower in any of the Pre-Petition Loan Documents or the DIP Financing Documents, in each case including any reasonable out-of-pocket costs or expenses incurred by any Lender Indemnitee in connection with any investigation, litigation, arbitration or other judicial or non-judicial proceeding (including any Insolvency Proceeding or appellate proceedings) whether or not such Lender Indemnitee is a party thereto. This definition of Claims is subject to the provisions of Section 15.3.
     Closing Date — the date of this Agreement.

     CMS — Centers for Medicare and Medicaid Services and any successor thereto.
     Collateral — all of the Property and interests in Property described in Section 7; all Property described in any of the Security Documents as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations, whether or not such Property or interest in Property was in existence on or acquired by Borrowers after the Petition Date; and all Property in which a Lien is granted in any of the Financing Orders as security for the payment or performance of any of the Obligations, whether or not such Property or interest in Property was in existence on or acquired by Borrowers after the Petition Date.
     Collection Accounts — as defined in Section 8.2.5 of this Agreement.
     Commercial Payor — any Third Party Payor which is (i) a commercial medical insurance company that is organized under the laws of any jurisdiction of the United States and has its principal office in the United States, (ii) a Blue Cross/Blue Shield Plan or (iii) a health maintenance organization or other managed care organization, preferred provider organization or other institutional obligor that is organized under the laws of any jurisdiction of the United States and has its principal office in the United States.
     Commitment — the commitment of Lender to make Revolver Loans and issue Letters of Credit pursuant to the DIP Facility, which shall not exceed $15,000,000 in the aggregate amount outstanding at any time (except as otherwise provided herein or in any Financing Order with respect to Lender’s election to fund the Carve-Out Amount).
     Commitment Termination Date — the date on which the Commitment is terminated, which shall be the soonest to occur of: (i) the last day of the DIP Term, (ii) the effective date of any confirmed Acceptable Plan, (iii) the date of the filing by any Obligor of any Reorganization Plan that is not an Acceptable Plan, (iv) the date of entry of a Confirmation Order with respect to a Reorganization Plan filed by a Person other than a Borrower if such Reorganization Plan is not an Acceptable Plan, (v) the closing date of any sale of all or substantially all of the Collateral, (vi) the effective date of termination of the Commitment pursuant to Section 6.2 of this Agreement (whether by Lender upon or after the occurrence of an Event of Default or by Borrowers), (vii) the date on which Lender is granted relief from the automatic stay (after giving effect to the 5 Business Day notice required for Lender to enforce its Liens as described in the Interim Financing Order), or (viii) the date on which any of the Chapter 11 Cases is dismissed or converted by the Court.
     Committee — a creditors’, equity security holders’ or other committee appointed in the Chapter 11 Cases.
     Compliance Certificate — a Compliance Certificate to be provided by Borrowers to Lender in accordance with, and in the form annexed as Exhibit D to, this Agreement and the supporting schedules to be annexed thereto.
     Confirmation Order — an order entered by the Court confirming a Reorganization Plan.
     Consolidated — the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

     Contingent Obligation — with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
     Contractual Adjustment Allowance — on any date, an amount determined by Borrowers, but acceptable to Lender in its Credit Judgment, intended to represent the amount of Retail Receivables as of such date that Borrowers do not expect to be paid in Cash, such reserve to be computed in accordance with Borrowers’ historical practices.
     Control Agreements — the control agreements to be executed by certain depository and other institutions of a Borrower in favor of Lender with respect to certain Deposit Accounts and other accounts of Borrowers, including the Dominion Account, for the benefit of Secured Parties, as security for the Obligations.
     Controlled Disbursement Account — a demand deposit account maintained by Borrowers at Lender or any of its Affiliates and to which proceeds of Loans may be transferred from time to time.
     Court — as defined in the Recitals to this Agreement.
     Credit Judgment — Lender’s judgment exercised in a manner consistent with its customary practices or otherwise in good faith, based upon its consideration of any factor that it believes (i) will or could reasonably be expected to affect adversely the quantity, quality, mix or value of any Collateral, the enforceability or priority of Lender’s Liens or the amount that Lender would be likely to receive (after taking into account delays in the payment and estimated costs of enforcement) in the collection of the Accounts or liquidation of any of the Collateral; (ii) suggests that any collateral report or financial information delivered to Lender by any Person on behalf of any Obligor is incomplete, inaccurate or misleading in any material respect; or (iii) creates or reasonably could be expected to create or result in a Default or Event of Default. In exercising such judgment, Lender may consider such factors already included in or tested by the definition of Eligible Accounts, as well as any of the following: (a) the financial and business climate of Borrowers’ industry; (b) changes in collection history and dilution with respect to the Accounts;

(c) material changes in any concentration risks with respect to Accounts; and (d) any of the factors that could materially increase the credit risk of lending to any of Borrowers on the security of the Collateral. The burden of establishing lack of good faith shall be on Borrowers.
     Current Asset — on any date, any asset that would be properly classified as a current asset in accordance with GAAP on such date.
     CWA — the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
     Debt — as applied to a Person means, without duplication: (i) all obligations of such Person for Money Borrowed and all obligations of such Person evidenced by bonds, notes or similar instruments; (ii) all obligations of such Person for the deferred purchase price of Property or services (excluding accounts payable and other accrued liabilities incurred in the Ordinary Course of Business); (iii) all Contingent Obligations of such Person in respect of items that would constitute Debt under clause (i) or (ii) of this definition; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of a Borrower (without duplication), the Obligations. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.
     Default — an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.
     Default Rate — on any date, a rate per annum that is equal to (i) in the case of each Revolver Loan outstanding on such date, 2% in excess of the rate otherwise applicable to such Loans on such date, (ii) in the case of any of the other Obligations (other than Letters of Credit) outstanding on such date, 2% plus the highest Applicable Margin for Base Rate Loans, and (iii) in the case of any Letter of Credit, 2% plus the rate payable by Borrowers to Lender pursuant to Section 3.2.3(a)(i) of this Agreement.
     Deposit Account — shall have the meaning given to the term “deposit account” in the UCC.
     Deposit Accounts Collateral — all Deposit Accounts of Borrowers in existence on the Closing Date and identified on Schedule 8.3 and each Deposit Account established by a Borrower after the Closing Date for the purpose of depositing collections on Accounts or other proceeds of Collateral therein.
     DIP Facility — the $15,000,000 credit facility established by Lender in favor of Borrowers under Section 2 of the Agreement and pursuant to which the Commitment is made available by Lender.
     DIP Financing Documents — this Agreement, the Other Agreements and the Security Documents.
     DIP Term — a period commencing on the date of entry of the Interim Financing Order and ending on May 31, 2011.
     Distribution — in respect of any entity, (i) any payment of dividends or other distributions on Equity Interests of the entity (except distributions in Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of Equity Interests of the entity or any

Subsidiary of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests, including Upstream Payments of the type described in clause (c) of the definition of such term.
     Document — shall have the meaning given to the term “document” in the UCC.
     Dollars and the sign $ — lawful money of the United States of America.
     Dominion Account — a Deposit Account established by Borrowers at Lender or at another bank selected by Borrowers, but acceptable to Lender in its reasonable discretion, and over which Lender shall have exclusive access and dominion for withdrawal purposes.
     Electronic Chattel Paper — shall have the meaning given to the term “electronic chattel paper” in the UCC.
     Eligible Account — an Eligible Retail Receivable or Eligible Wholesale Receivable, or both of them, as the context requires, and, in each case, whether arising or existing prior to, on or after the Petition Date.
     Eligible Retail Receivable — a Retail Receivable which arises in the Ordinary Course of Business of a Borrower from the rendition or performance of services, is payable in Dollars, is subject to Lender’s duly perfected Lien and is deemed by Lender, in its Credit Judgment, to be an Eligible Retail Receivable. Without limiting the generality of the foregoing, no Retail Receivable shall be an Eligible Retail Receivable if: (i) the Third Party Payor is an Affiliate of a Borrower, a Person controlled by an Affiliate of a Borrower or a Blocked Person; (ii) the Retail Receivable is unbilled; (iii) it is outstanding more than 120 days after the billing date; (iv) the total unpaid Retail Receivables of the Third Party Payor exceed 25% of the aggregate amount of all Accounts, to the extent of such excess; (v) any covenant, representation or warranty contained in the Agreement with respect to such Retail Receivable has been breached in any material respect; (vi) the Third Party Payor is also such Borrower’s creditor or supplier, or the Third Party Payor has disputed liability with respect to such Retail Receivable, or the Third Party Payor has made any claim with respect to any other Retail Receivable due from such Third Party Payor to such Borrower, or the Retail Receivable otherwise is or may reasonably be expected to become subject to any right of setoff (to the extent not waived in writing by such Third Party Payor), counterclaim (to the extent not waived in writing by such Third Party Payor), recoupment (to the extent not waived in writing by such Third Party Payor), reserve or chargeback, provided that the Retail Receivables of such Third Party Payor shall be ineligible only to the extent of such offset, counterclaim, recoupment, disputed amount, reserve or chargeback; (vii) an Insolvency Proceeding has been commenced by or against the Third Party Payor or the Third Party Payor has failed, suspended business or ceased to be Solvent; (viii) the Third Party Payor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (ix) the Retail Receivable is subject to a Lien other than a Permitted Lien; (x) the Retail Receivable is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xi) the Retail Receivable represents a progress billing or a retainage; (xii) such Borrower has made any agreement with the Third Party Payor for any deduction therefrom, except for discounts, adjustments or allowances which are made in the Ordinary Course of Business and which discounts or allowances are reflected in the calculation of the net amount of such Retail Receivable; (xiii) the Retail Receivable represents, in whole or in part, a billing for interest, fees or late charges; (xiv) the total Eligible Retail Receivables due from Account Debtors other than Third Party Payors exceeds $0, to the extent of such excess; (xv) it is not evidenced by an invoice, statement or other electronic or documentary evidence satisfactory to Lender; (xvi) to the extent that it constitutes a credit balance that is more than 120 days old; (xvii) it arises under or in connection with an agreement in respect of which Borrowers have posted a performance, surety or similar bond; (xviii) it has been turned over or submitted to a third party for collection; or (xix) the Account Debtor on such Retail Receivable has been characterized by Borrowers as falling into an “unknown financial class.” In addition to the foregoing, on any date the balance of Eligible Retail Receivables on such date shall be reduced by the aggregate of the Contractual Adjustment Allowance on such date and the Professional Fees Allowance on such date.
     Eligible Wholesale Receivable — a Wholesale Receivable that arises in the Ordinary Course of Business of a Borrower from the rendition of services, is payable in Dollars, is subject to Lender’s duly perfected Lien, and is deemed by Lender, in its Credit Judgment, to be an Eligible Wholesale Receivable. Without limiting the generality of the foregoing, no Account shall be an Eligible Wholesale Receivable if: (i) it arises out of a sale made by a Borrower to an Affiliate of a Borrower, a Person controlled by an Affiliate of a Borrower or a Blocked Person; (ii) it is unpaid more than 90 days after the original invoice date; (iii) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (iv) the total unpaid Accounts of the Account Debtor exceed 25% of the aggregate amount of all Accounts or exceed a credit limit established by Lender, in its Credit Judgment, for such Account Debtor, in each case to the extent of such excess; (v) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached in any material respect; (vi) the Account Debtor is also such Borrower’s creditor or supplier, or has disputed liability with respect to such Account or has made any claim with respect to any other Account due from such Account Debtor to such Borrower, or the Account otherwise is or may reasonably be expected to become subject to any right of setoff (to the extent not waived in writing by such Account Debtor), counterclaim (to the extent not waived in writing by such Account Debtor), recoupment (to the extent not waived in writing by such Account Debtor), reserve, defense or chargeback, provided that the Accounts of such Account Debtor shall be ineligible only to the extent of such dispute or right of offset, counterclaim, recoupment, reserve, defense or chargeback; (vii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended or ceased doing business; (viii) the Account Debtor is not Solvent; (ix) it arises from a sale to an Account Debtor organized under the laws of any jurisdiction outside of the United States or that has its principal office, assets or place of business outside the United States except to the extent that the sale is supported or secured by an Approved Credit Enhancement; (x) the Account Debtor is located in a jurisdiction in which such Borrower is deemed to be doing business under the laws of such jurisdiction and which denies creditors access to its courts in the absence of qualification to transact business in such jurisdiction or of the filing of any reports with such jurisdiction, unless such Borrower has qualified as a foreign entity authorized to transact business in such jurisdiction or has filed all required reports; (xi) the Account is subject to a Lien other than a Permitted Lien; (xii) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xiii) the Account represents a progress billing or a retainage; (xiv) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xv) the Account represents, in whole or in part, a billing for interest, fees or late charges; (xvi) the Account Debtor has made a partial payment with respect to such Account; (xvii) to the extent it constitutes a credit balance that is more than 90 days old; or (xviii) it arises under or in connection with an agreement in respect of which Borrowers have posted a performance, surety or similar bond.

     Enforcement Action — action taken or to be taken by Lender, during any period that an Event of Default exists, to enforce collection of the Obligations or to realize upon the Collateral (whether by judicial action, under power of sale, by self-help repossession, by notification to Account Debtors, or by exercise of rights of setoff or recoupment).
     Environmental Laws — all federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders and consent decrees (together with all programs, permits and guidance documents promulgated by regulatory agencies, to the extent having the force of law), now or hereafter in effect, that relate to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, whether new or hereafter in effect, including CERCLA, RCRA and CWA.
     Environmental Release — a release as defined in CERCLA or under any other applicable Environmental Laws.
     Equipment — shall have the meaning given to the term “equipment” in the UCC.
     Equity Interest — the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest, together, in each case, with any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing (but excluding any debt security that is exchangeable for or convertible into such Equity Interests).
     ERISA — the Employee Retirement Income Security Act of 1974.
     Estate — each bankruptcy estate created in each of the Chapter 11 Cases Section 541(a) of the Bankruptcy Code.
     Event of Default — as defined in Section 12.
     Excluded Taxes — any (A) income, branch profits or franchise taxes imposed on (or measured by) net income or gross receipts (other than any such taxes imposed solely as a result of a Borrower’s activities in a jurisdiction) and (B) any tax that is imposed on amounts payable to the Lender at the time the Lender becomes a party to this Agreement (or designates a new lending office).
     Executive Order No. 13224 — Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.
     Existing Loan Documents — the “Loan Documents” under (and as defined in) the Pre-Petition Loan Agreement.
     Extraordinary Expenses — all reasonable out-of-pocket costs, expenses, fees (including fees incurred to Professionals) or advances that Lender may suffer or incur during any period that an Event of Default exists, or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) any action, suit, litigation, arbitration, contest or other judicial or non-judicial proceeding (whether instituted by or against Lender, any Obligor, any representative of creditors of any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection, priority or avoidability of Lender’s Liens with respect to any of the Collateral), any of the DIP Financing Documents or the validity, allowance or amount of any of the Obligations, including any lender liability or other Claims asserted against Lender; (iii) the exercise, protection or enforcement of any rights or remedies of Lender in, or the monitoring of, any Insolvency Proceeding; (iv) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (v) the collection or enforcement of any of the Obligations, whether by Enforcement Action or otherwise; (vi) the negotiation, documentation, and closing of any amendment, waiver, restructuring or forbearance agreement with respect to the DIP Financing Documents or Obligations; (vii) amounts advanced by Lender pursuant to Sections 8.1.3 or 15.10; or (viii) the enforcement of any of the provisions of any of the DIP Financing Documents. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrowers or any other Obligor under any of the DIP Financing Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the DIP Financing Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Lender.
     Federal Funds Rate — (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Lender on the applicable day on such transactions, as determined by Lender.
     FEIN — with respect to any Person, the Federal Employer Identification Number of such Person.
     Final Financing Order — an order which is entered by the Court pursuant to section 364 of the Bankruptcy Code and Bankruptcy Rule 4001(c), which is in form and substance acceptable to Lender in all respects; shall contain provisions substantially the same as those in the Interim Financing Order; shall provide that all pre-petition Liens of Pre-Petition Agent shall be deemed finally allowed and approved as legal, valid, binding and enforceable Liens that are not subject to any equitable subordination, defense, or avoidance and the Pre-Petition Debt shall be deemed allowed as a fully secured claim that is not subject to offset, equitable subordination, reduction, counterclaim, or defense, in each case if the same are not challenged by the commencement of appropriate proceedings by an interested party having standing to do so on the sooner to occur of (a) 60 days from the date the Court approves the engagement of counsel by a Committee or (b) 90 days after the Petition Date; shall proscribe any surcharge of Lender’s and Pre-Petition Agent’s Liens or Collateral pursuant to section 506(c) of the Bankruptcy Code or otherwise; shall afford adequate protection of the Liens in favor of Lender under the Pre-Petition Loan Documents; and shall authorize Full Payment, with proceeds of Revolver Loans, of all outstanding Pre-Petition Debt.
     Financing Orders — the Interim Financing Order and the Final Financing Order.

     Fiscal Quarter — each quarter of Borrowers and their respective Subsidiaries for accounting and tax purposes, ending on September 30, December 31, March 31 and June 30 of each year.
     Fiscal Year — the fiscal year of Borrowers and their respective Subsidiaries for accounting and tax purposes, which ends on June 30 of each year and when preceded by the designation of a calendar year (e.g., 2010 Fiscal Year) means the fiscal year ended on June 30 of such designated calendar year.
     FLSA — the Fair Labor Standards Act of 1938.
     FRN Indenture Amendment — collectively, (i) the First Supplemental Indenture to the Senior Note Indenture dated May 18, 2006, (ii) the Waiver and Agreement No. 1 to the Senior Note Indenture and Second Supplemental Indenture to the Senior Note Indenture, each dated as of May 29, 2007, and (iii) the Third Supplemental Indenture to the Senior Note Indenture dated as of July 9, 2007, in each case excluding any amendments, modifications or supplements thereto after the date thereof.
     Full Payment — with respect to any of the Pre-Petition Debt or the Obligations, the full and final payment in full, in cash (or immediately available funds) and in Dollars, of such Pre-Petition Debt or Obligations, as the case may be, including all interest, fees and other charges payable in connection therewith under any of the Pre-Petition Loan Documents or the DIP Financing Documents, as the case may be, whether such interest, fees or other charges accrue or are incurred prior to or during the pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any Bankruptcy Case pursuant to Section 506 of the Bankruptcy Code or otherwise; with respect to any LC Obligations represented by undrawn Pre-Petition LCs, Letters of Credit or Banking Relationship Debt (including Debt arising under Hedging Agreements), the depositing of cash with Pre-Petition Agent or Lender, as the case may be, or delivery to Pre-Petition Agent or Lender, as the case may be, of a Supporting LC, as security for the payment of such Pre-Petition Debt or Obligations, not to exceed 104% of the aggregate undrawn amount of such Pre-Petition LCs or Letters of Credit and 100% of the good faith estimate of Lender or Pre-Petition Agent, as the case may be, of the amount of Banking Relationship Debt due and to become due after termination of such Bank Products; and with respect to any Obligations or Pre-Petition Debt that are contingent in nature (other than Pre-Petition Debt or Obligations consisting of LC Obligations or Banking Relationship Debt), such as a right of Pre-Petition Agent or Lender to indemnification by any Obligor, the depositing of cash with Pre-Petition Agent or Lender, or delivery to Pre-Petition Agent or Lender of a Supporting LC, in an amount equal to 100% of such Pre-Petition Debt or Obligations or, if such Pre-Petition Debt or Obligations are unliquidated in amount and represent a claim which has been overtly asserted against Pre-Petition Agent or Lender and for which an indemnity has been provided by Borrowers in any of the Pre-Petition Loan Documents or DIP Financing Documents, as the case may be, in an amount that is equal to such claim or the good faith estimate of such claim by Lender or Pre-Petition Agent, as the case may be. None of the Loans shall be deemed to have been paid in full until the Commitment has expired or been terminated.
     GAAP — generally accepted accounting principles in the United States of America in effect from time to time.
     General Intangibles — shall have the meaning given to the term “general intangibles” in the UCC and shall include each Borrower’s choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification and all other intangible property of such Borrower of every kind and nature (other than Accounts).
     Goods — shall have the meaning given to the term “goods” in the UCC.
     Government Payor — any Third Party Payor which is (i) the United States of America acting under the Medicaid or Medicare programs established pursuant to the Social Security Act, or under the TRICARE program, (ii) any state or the District of Columbia acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act (or any successor legislation), (iii) any other Governmental Authority or (iv) an agent, carrier, administrator or intermediary for any of the foregoing.
     Governmental Approvals — all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
     Governmental Authority — any federal, state, municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.
     Governmental Receivable — a Retail Receivable in respect of which the Third Party Payor is a Government Payor.
     Guarantors — each Person who guarantees payment or performance of the whole or any part of the Obligations.
     Guaranty — each guaranty agreement now or hereafter executed by a Guarantor in favor of Lender with respect to any of the Obligations.
     Health-Care-Insurance Receivable — shall have the meaning given to the term “health-care-insurance receivable” in the UCC.
     Healthcare Laws — Medicaid Regulations, Medicare Regulations, Anti-Kickback Statutes, TRICARE (10 U.S.C. §§ 1071-1106), and all other applicable current and future laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by the Food and Drug Administration, CMS, HHS, the Office of Inspector General of HHS, the Drug Enforcement Administration or any other Governmental Authority, including any state or local professional licensing laws, certificate of need laws and state reimbursement laws, relating in any way to the conduct of the business of any Borrower or any of the Subsidiaries or the provision of healthcare services generally.
     Healthcare Purchaser — a health maintenance organization, prepaid health clinic, managed care plan, preferred provider organization or other institutional, governmental or commercial purchaser of healthcare services, which has engaged any Borrower or any of the Subsidiaries to provide diagnostic imaging services to Members of health plans offered by such purchaser pursuant to a Private Provider Agreement.

     Hedging Agreement — any interest rate protection agreement, foreign currency exchange agreement, forward contract, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
     HHS — the Department of Health and Human Services.
     IHC — shall have the meaning set forth in the preamble of this Agreement.
     Impermissible Qualification — any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of Borrowers which (i) is of a “going concern” or similar nature or (ii) relates to the limited scope of examination of matters relevant to such financial statements.
     Insolvency Proceeding — any action, case or proceeding commenced by or against a Person under any state, federal or foreign law, or any agreement of such Person for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver (or administrative receiver), trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.
     Instrument — shall have the meaning given to the term “instrument” in the UCC.
     Intellectual Property — all intellectual and similar Property of a Person of every kind and description, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, mask works, trade secrets, proprietary information, know-how, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, all books and records describing or used in connection with the foregoing and all licenses, or other rights to use any of the foregoing.
     Interest Expense — for any period, interest expense (other than interest payable-in-kind) for such period minus interest income for such period.
     Interim Financing Order — an order that is entered by the Court pursuant to section 364 of the Bankruptcy Code and Bankruptcy Rule 4001(c), which approves the form and substance of the DIP Financing Documents; approves Borrowers’ stipulation of the validity, extent, amount, perfection, priority, enforceability, and non-avoidability of Pre-Petition Agent’s and the Pre-Petition Lenders’ claims and Liens; grants adequate protection (in a form acceptable to Pre-Petition Agent in its discretion) for the benefit of the Pre-Petition Lenders for any diminution in the value of its pre-petition claims and Liens resulting from Borrowers’ use, disposition or consumption of any Pre-Petition Collateral; authorizes Lender and Pre-Petition Agent to enforce their respective Liens and loan documents upon the occurrence and during the continuance of any Event of Default, upon the giving of at least seven (7) days prior notice to Borrowers and their counsel, the U.S. Trustee and counsel for any Committee; contains a carve-out for professional fees and expenses that is acceptable to Lender; confers section 364(c)(1) priority status on all Obligations and provides for the securing of all Obligations by a Lien on all Collateral having priority over all other Liens; finds that Lender has acted in good faith in connection with the proposed financing and is entitled to the benefits of section 364(e) of the Bankruptcy Code; provides that the Liens granted to Lender under the DIP Financing Documents and pursuant to the Interim Financing Order are deemed perfected without the necessity of Lender filing for record of any documents, notices, or other filings (but Borrowers agree to execute and deliver to

Lender, and to authorize Lender to file, any such documents); and contains such other terms and conditions as Lender shall reasonably request or find reasonably acceptable.
     Interim Period — the period commencing on the date that the Interim Financing Order is entered by the Court and ending on the sooner to occur of (a) the date that the Final Financing Order is entered by the Court or (b) the date that is forty-five (45) days after the date that the Interim Financing Order is entered by the Court.
     Investment Property — shall have the meaning given to the term “investment property” in the UCC and shall include all Securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.
     Joint Venture — a Person, the Equity Interests of which are owned by a Borrower and a Person that is not an Obligor.
     LC Application — an application by any or all Borrowers to Lender, pursuant to a form approved by Lender, for the issuance of a Letter of Credit, that is submitted to Lender at least 3 Business Days prior to the requested issuance of such Letter of Credit.
     LC Conditions — the following conditions, the satisfaction of each of which is required before Lender shall be obligated to issue a Letter of Credit: (i) each of the conditions set forth in Section 11.2 has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by a Borrower and approved by Lender, the LC Obligations would not exceed $5,000,000 and no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Obligations do not, and would not upon the issuance of the requested Letter of Credit, exceed the Borrowing Base; (iii) such Letter of Credit has an expiration date that is no more than 1 year from the date of issuance; (iv) the currency in which payment is to be made under the Letter of Credit is Dollars; and (v) the form of the proposed Letter of Credit is satisfactory to Lender in its reasonable discretion, provides for sight drafts only and does not contain any language that automatically increases the amount available to be drawn under the Letter of Credit. All of the LC Conditions shall be deemed to have been satisfied with respect to the Pre-Petition LCs upon entry of the Interim Financing Order.
     LC Documents — any and all agreements, instruments and documents (including an LC Application) required by Lender to be executed by Borrowers or any other Person and delivered to Lender for the issuance, amendment or renewal of a Letter of Credit.
     LC Facility — the subfacility for Letters of Credit established as part of the Commitment pursuant to Section 2.3.
     LC Obligations — on any date, an amount (in Dollars) equal to the sum of (without duplication) (i) all amounts then due and payable by any Obligor on such date by reason of any payment that is made by Pre-Petition Agent or Lender under a Pre-Petition LC or Letter of Credit that has not been repaid to Pre-Petition Agent or Lender, plus (ii) the aggregate undrawn amount of all Pre-Petition LCs and Letters of Credit which are then outstanding or for which an LC Application has been delivered to and accepted by Lender, plus (iii) all fees and other amounts due or to become due in respect of Pre-Petition LCs and Letters of Credit outstanding on such date.

     LC Request — a Letter of Credit Request from Borrowers to Lender in the form of Exhibit E annexed hereto.
     LC Reserve — at any date, the aggregate of all LC Obligations on such date, other than LC Obligations that Borrowers shall Cash Collateralize on or prior to such date.
     Lender Indemnitees — Pre-Petition Agent, each Pre-Petition Lender, Lender, each of their Affiliates and all of their respective present and future officers, directors, employees, agents and other Professionals.
     Letter of Credit — any standby letter of credit issued by Lender for the account of any Borrower or other Obligor, including the Pre-Petition LCs.
     Letter-of-Credit Right — shall have the meaning given to the term “letter-of-credit-right” in the UCC.
     Lien — any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property). For the purpose of this Agreement, a Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
     Lien Waiver — an agreement duly executed in favor of Lender, in form and content acceptable to Lender, by which for locations leased by an Obligor, an owner or mortgagee of premises upon which any Property of an Obligor is located agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Lender’s Lien therein and to permit Lender to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property.
     Loan — a Revolver Loan.
     Loan Account — the loan account established by Lender on its books pursuant to Section 5.8.
     Loan Year — a period commencing each calendar year on the same month and day as the date of this Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e. the first Loan Year) to commence on the date of this Agreement.
     Margin Stock — shall have the meaning ascribed to it in Regulation U and of the Board of Governors.
     Material Adverse Effect — the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has any material adverse effect upon the business, operations, Properties or financial condition of any Obligor; (ii) has or could be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other DIP Financing Documents;

(iii) has any adverse effect upon the Liens of Lender with respect to the Collateral or the priority of any such Liens; (iv) has any material adverse effect upon the ability of any Obligor to perform its obligations under this Agreement or any of the other DIP Financing Documents, including repayment of any of the Obligations when due; or (v) has any material adverse effect upon the ability of Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with this Agreement, the DIP Financing Documents and Applicable Law. For purposes hereof, neither the commencement nor the pendency of the Chapter 11 Cases shall, in and of themselves, be deemed to cause or to create a Material Adverse Effect.
     Material Contract — an agreement to which an Obligor is a party (other than the DIP Financing Documents) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
     Maximum Rate — the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).
     Medicaid Certification — certification by CMS or a state agency or entity under contract with CMS that health maintenance, management or care operations are in material compliance with all of the conditions of participation set forth in the Medicaid Regulations.
     Medicaid Provider Agreement — an agreement entered into between a state agency or other such entity administering the Medicaid program and a health maintenance management or care operation under which the health maintenance, management or care operation agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.
     Medicaid Regulations — collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statute succeeding thereto); (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all stated administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above.
     Medicare Certification — certification by CMS or a state agency or entity under contract with CMS that the health maintenance, management or care operation is in material compliance with all of the conditions of participation set forth in the Medicare Regulations.
     Medicare Provider Agreement — an agreement entered into between a state agency or other such entity administering the Medicare program and a health maintenance, management or care operation under which the health maintenance, management or care operation agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.
     Medicare Regulations — collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statute succeeding thereto, together with applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of Governmental Authorities (including HHS, CMS, the Office of the Inspector General for HHS or any Persons succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law.
     Member — an individual who is a member, subscriber or enrollee, or any dependent of any member subscriber or enrollee, under any health plan offered by a Healthcare Purchaser.
     Money Borrowed — as applied to any Obligor, without duplication, (i) Debt arising from the lending of money by any other Person to such Obligor; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Obligor, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, or (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Debt of such Obligor under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Obligor.
     Monthly Cash Collections — for any month, an amount equal to (i) Cash collections by Borrowers on account of Wholesale Receivables for such month plus (ii) Cash collections by Borrowers on account of Retail Receivables for such month plus (iii) Cash reimbursements to Borrowers from Subsidiaries that are not Borrowers for such month minus Cash refunds made by Borrowers during such month.
     Moody’s — Moody’s Investors Services, Inc.
     Multiemployer Plan — has the meaning set forth in Section 4001(a)(3) of ERISA.
     Notes — the Revolver Note and any other promissory note executed by Borrowers at Lender’s request to evidence any of the Obligations.
     Notice of Borrowing — as defined in Section 4.1.1(i).
     Obligations — in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on the Loans, (ii) all LC Obligations and all other obligations of any Obligor to Lender arising in connection with the issuance of any Letter of Credit, (iii) all liabilities and obligations of Borrowers under any indemnity for Claims, (iv) all Extraordinary Expenses, and (v) all other Debts, liabilities, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Lender under or pursuant to this Agreement or any of the other DIP Financing Documents, or owing by any Obligor to Lender (or any Affiliate of Lender) with respect to Banking Relationship Debt, in each case, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums chargeable to any or all Obligors under any of the DIP Financing Documents.
     Obligor — each Borrower and each Guarantor, and any other Person that is at any time liable for the payment of the whole or any part of the Pre-Petition Debt or the Obligations or that has granted in favor of Pre-Petition Agent or Lender a Lien upon any of such Person’s assets to secure payment of any of the Pre-Petition Debt or Obligations.
     Ordinary Course of Business — with respect to any transaction involving any Person, the ordinary course of such Person’s business, as undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any DIP Financing Document.
     Organic Documents — with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, partnership agreement, certificate of partnership, certificate of formation or similar agreement or instrument governing the formation or operation of such Person.
     OSHA — the Occupational Safety and Hazard Act of 1970.
     Other Agreements — the Notes, each Guaranty, the Lien Waiver, each Cash Management Agreement, Hedging Agreement or other document, instrument or agreement relating to Bank Products to which an Obligor is party with Lender or any of its Affiliates, and any and all other agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any other Obligor or any other Person and delivered to Lender, or otherwise executed by Lender in favor of any Person on behalf or for the account of an Obligor, in each case in respect of the transactions contemplated by this Agreement or other DIP Financing Documents, including authorizing board resolutions, evidence of liability and property insurance, incumbency certificates and opinions of counsel consistent with those provided by Borrowers in connection with the Pre-Petition Loan Agreement.
     Out-of-Formula Condition — as defined in Section 2.1.2.
     Out-of-Formula Loan — a Revolver Loan made or existing when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.
     Payment Account — an account maintained by Lender to which all monies from time to time deposited to a Dominion Account shall be transferred and all other collections on Accounts shall be sent in immediately available federal funds.
     Payment Intangible — shall have the meaning given to the term “payment intangible” in the UCC.
     Payment Item — each check, draft, or other item of payment payable to a Borrower, including those evidencing or constituting proceeds of any of the Collateral.
     Pending Revolver Loans — at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Lender but which have not theretofore been advanced by Lender.

     Permitted Asset Disposition — any Asset Disposition that consists of any of the following: (a) the disposition of damaged, obsolete or worn out Property in the Ordinary Course of Business; (b) the sale of inventory in the Ordinary Course of Business; (c) dispositions permitted by Section 10.2.1; (d) the sale of Equity Interests of any Subsidiary of InSight Health to a Borrower or a Guarantor; (e) any disposition of real Property to a Governmental Authority as a result of a condemnation of such real Property; (f) the abandonment or cancellation of Intellectual Property that is not material or is no longer used or useful in any material respect in the business of Borrowers and their Subsidiaries, taken as a whole; (g) licenses, leases and subleases of real or personal Property in the Ordinary Course of Business; (h) dispositions of Property to any Borrower, Guarantor or Subsidiary thereof, provided that if the transferor is a Borrower or a Guarantor then the transferee must be a Borrower or Guarantor; (i) sales of Cash Equivalents in the Ordinary Course of Business on ordinary business terms; (j) non-exclusive licenses and sublicenses of Intellectual Property in the Ordinary Course of Business; (k) sales or forgiveness of Accounts in the Ordinary Course of Business in connection with the collection or compromise thereof, including sales of Accounts which arise from or constitute a workers’ compensation claim or a personal injury claim; (l) sale or other disposition under Section 363 of the Bankruptcy Code, outside the Ordinary Course of Business, of any Collateral that is not the subject of any preceding categories in this definition of Permitted Asset Disposition with Lender’s consent or without Lender’s consent, if the proceeds from such sale or other disposition will be sufficient to make Full Payment of all of the Obligations and Pre-Petition Debt (and to Cash Collateralize, or otherwise collateralize in a manner satisfactory to Lender, all Letters of Credit and any Pre-Petition LCs and other outstanding contingent obligations associated with Banking Relationship Debt); and (m) the disposition of Property (other than Collateral) to the extent expressly approved by an order of the Court.
     Permitted Contingent Obligations — Contingent Obligations arising from endorsements of items of payment for collection or deposit in the Ordinary Course of Business; Contingent Obligations arising from Hedging Agreements entered into in the Ordinary Course of Business; Contingent Obligations of any Borrower and its Subsidiaries existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Lender title insurance policies; Contingent Obligations with respect to customary indemnification obligations in contracts entered into in the Ordinary Course of Business; Contingent Obligations consisting of reimbursement obligations from time to time owing by any Borrower to Lender with respect to Letters of Credit (but in no event to include reimbursement obligations at any time owing by a Borrower to any other Person that may issue letters of credit for the account of Borrowers); Contingent Obligations of an Obligor in respect of Debt of another Obligor; Contingent Obligations of an Obligor or any Subsidiary thereof on an unsecured basis that do not constitute Debt of such Obligor; Contingent Obligations of a Subsidiary that is not an Obligor in respect of obligations (including Debt) of another Subsidiary that is not an Obligor; and other Contingent Obligations to the extent expressly approved by an order of the Court.
     Permitted Lien — a Lien of a kind specified in Section 10.2.4.
     Permitted Purchase Money Debt — Purchase Money Debt of Borrowers and their Subsidiaries that is unsecured or is secured only by a Purchase Money Lien. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

     Permitted Restrictive Agreement — an agreement of a Borrower or a Subsidiary which is a Restrictive Agreement by virtue of the following:
     (a) conditions imposed by Applicable Law or by any DIP Financing Document;
     (b) in the case of clause (b) of the definition of Restrictive Agreement, an agreement that applies to assets encumbered by Permitted Liens as long as such restriction applies only to the asset encumbered by such Permitted Lien;
     (c) restrictions and conditions contained in such agreement existing on the Closing Date (but shall not apply to any amendment or modification expanding the scope of any such restriction or condition);
     (d) restrictions in such agreement in effect at the time any Person becomes a Subsidiary of a Borrower, provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary of a Borrower;
     (e) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary of a Borrower (or the assets of a Subsidiary of a Borrower) pending such sale, provided such restrictions and conditions apply only to the Subsidiary of such Borrower that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder;
     (f) in the case of clause (b) of the definition of Restrictive Agreement, customary provisions in leases and contracts in the Ordinary Course of Business between a Borrower or any of its Subsidiaries and its customers and other contracts restricting the assignment thereof;
     (g) restrictions in the Senior Note Documents;
     (h) restrictions in agreements governing Debt listed in Schedule 10.2.2 and that are no more restrictive, taken as a whole, with respect to such restrictions than those contained in such agreements on the date of this Agreement;
     (i) customary provisions with respect to the disposition or distribution of assets or Property, and provisions restricting the incurrence of the Obligations, in joint venture agreements, limited liability company operating agreements, partnership agreements and stockholders agreements for Affiliates that are not Borrowers; and
     (j) customary provisions with respect to the disposition or distribution of assets or Property in asset sale agreements, agreements in respect of sales of Equity Interests and other similar agreements entered into in connection with transactions not prohibited under this Agreement, provided that such encumbrance or restriction shall only be effective against the assets or Property that are the subject of such agreements.
     Person — an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority.
     Petition Date — December 10, 2010.
     Plan — an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and that is either (i) maintained by Borrower for employees or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower is then making or accruing an obligation to make contributions or has within the preceding 5 years made or accrued such contributions.
     Plan Benchmark #1 — On or before the date that is 60 days after the date of this Agreement, Borrowers shall file an Acceptable Plan with the Court.
     Plan Benchmark #2 — On or before the date that is 90 days after the date of this Agreement, Borrowers shall begin to solicit votes for approval of the Reorganization Plan filed pursuant to Plan Benchmark #1.
     Plan Benchmark #3 — On or before the date that is 150 days after the date of this Agreement, Borrowers shall seek confirmation of the Reorganization Plan filed pursuant to Plan Benchmark #1 by the Court.
     Plan Benchmarks — collectively, Plan Benchmark #1, Plan Benchmark #2, and Plan Benchmark #3.
     Plan Option — Borrowers’ election to pursue a reorganization of Borrowers’ capital structure and business affairs pursuant to an Acceptable Plan and the terms and provisions of the Bankruptcy Code.
     Post-Petition Purchase Money Property — any Property purchased by a Borrower on or after the Petition Date using proceeds of Revolver Loans or proceeds of Collateral.
     Pre-Petition Agent — Lender, in its capacity as collateral and administrative agent under the Pre-Petition Loan Documents.
     Pre-Petition Borrowers — as defined in the Recitals hereto.
     Pre-Petition Debt — all “Obligations” under (and as defined in) the Pre-Petition Loan Agreement, including all interest thereon accruing after the Petition Date, and all legal fees and collection expenses heretofore or hereafter incurred in connection with the Chapter 11 Cases and in collecting any of such obligations, subject to any reasonableness or other limitations contained in the Pre-Petition Loan Documents with respect to Borrowers’ obligations to reimburse Pre-Petition Agent for legal fees and collection expenses.
     Pre-Petition LC — a letter of credit that was issued for the account or at the request of any Obligor and that was secured by the Collateral and outstanding on the Petition Date, but excluding any such letter of credit to the extent that the Financing Orders deem such letter of credit to have been issued under this Agreement.
     Pre-Petition Lenders — as defined in the Recitals hereto.
     Pre-Petition Loan Agreement — as defined in the Recitals hereto.
     Pre-Petition Loan Documents — the “Loan Documents” (as defined in the Pre-Petition Loan Agreement).

     Pre-Petition Revolver Loans — “Revolver Loans” under (and as defined in) the Pre-Petition Loan Agreement.
     Prime Rate — the rate of interest announced by Lender from time to time as its prime rate. Such rate is set by Lender on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.
     Private Provider Agreement — an agreement entered into between any Borrower and a Healthcare Purchaser under which such Borrower agrees to provide services for Members of a health plan offered by such Healthcare Purchaser.
     Professional Expenses — the fees and reimbursable expenses of a Professional Person.
     Professional Fees Allowance — on any date, an amount equal to that portion of aggregate uncollected Retail Receivables that, upon collection, will be payable to physicians as fees and other amounts due from Borrowers under all PSAs.
     Professional Fees Reserve — on any date, an amount equal to that portion of Accounts that have been collected by Borrowers as of such date that is due from Borrowers to physicians as fees and other amounts due from Borrowers under all PSAs, as adjusted to deduct amounts attributable to and owing by Subsidiaries that are not Borrowers to the extent that such Subsidiaries have sufficient Cash on hand to pay such amounts as are due and payable as of such date.
     Professional Person — a Person who is an attorney, accountant, appraiser, auctioneer or other professional person and who is retained, with Court approval, by (i) Borrowers pursuant to sections 327 and 328 of the Bankruptcy Code or (ii) a Committee pursuant to section 1103(a) of the Bankruptcy Code.
     Professionals — with respect to any Person, attorneys, accountants, appraisers, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals or experts retained by such Person.
     Properly Contested — in the case of any Debt or Tax of an Obligor that is not paid as and when due or payable by reason of such Obligor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt or Tax is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Debt or Tax will not reasonably be expected to have a Material Adverse Effect and will not result in a forfeiture or sale of any Collateral; (iv) no Lien is imposed upon any Collateral with respect to such Debt or Tax unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Lender (except only with respect to property taxes that have priority as a matter of Applicable Law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (v) if the Debt or Tax results from, or is determined by the entry, rendition or issuance against an Obligor of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

     Property — any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.
     Provider Agreement — the Medicaid Provider Agreement, the Medicare provider Agreement, any Private Provider Agreement or any other agreement by which a Third Party Payor is obligated to pay for services rendered to patients of any Borrower, or all of them, as the context requires.
     PSA — each Professional Services Agreement entered into by a Borrower and a physician or group of physicians in connection with the provision of diagnostic imaging services.
     Purchase Money Debt — means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed asset, (ii) any Debt (other than the Obligations) incurred at the time of or within 90 days prior to or after the acquisition of any fixed asset for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.
     Purchase Money Lien — a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien.
     Qualified Purchaser — with respect to a liquidating sale of all or substantially all of Borrowers’ assets under Section 363 of the Bankruptcy Code, a purchaser that has the financial ability to consummate such sale on terms and conditions reasonably satisfactory to Lender, including the ability to pay a cash amount sufficient for the Full Payment of the Obligations and the Pre-Petition Debt (including repayment in the form of financing of such sale provided by Lender), and is otherwise reasonably acceptable to Lender in all respects.
     RCRA — the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
     Reclamation Claim — a claim against a Borrower under Section 546(c) of the Bankruptcy Code.
     Regulation D — Regulation D of the Board of Governors.
     Reimbursement Date — as defined in Section 2.3.1(iii).
     Rentals — all payments which a lessee is required to make under the terms of any lease.
     Reorganization Plan — a plan of reorganization or liquidation proposed under Section 1121 of the Bankruptcy Code by any Borrower or any other Person (including Lender) in any Chapter 11 Case.
     Reportable Event — any of the events set forth in Section 4043(c) of ERISA.
     Reserve Percentage — the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

     Restricted Investment — any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by such Borrower or any Subsidiary of any other Property, or a loan, advance or capital contribution, except the following: (i) acquisitions of fixed assets to be used in the Ordinary Course of Business of such Borrower or any of its Subsidiaries; (ii) acquisitions of goods to be used in the provision of services by such Borrower or any of its Subsidiaries in the Ordinary Course of Business; (iii) acquisitions of Current Assets in the Ordinary Course of Business of such Borrower or any of its Subsidiaries; (iv) investments to the extent existing on the Petition Date; (v) Cash Equivalents; (vi) [Reserved]; (vii) [Reserved]; (viii) Hedging Agreements entered into in the Ordinary Course of Business and not for speculative purposes; (ix) Debt permitted pursuant to Section 10.2.2; (x) Distributions to the extent permitted under this Agreement; (xi) extensions of trade credit in the Ordinary Course of Business; (xii) Permitted Contingent Obligations; (xii) loans and advances to employees, officers and directors of any Borrower or Guarantor or Subsidiary thereof (a) to the extent the proceeds thereof are used to acquire Equity Interests of Parent so long as any cash proceeds received by Parent are contemporaneously remitted to InSight Health and (b) in the Ordinary Course of Business (including for travel, entertainment and relocation expenses) in an aggregate amount for all such loans and advances permitted by this clause (b) not to exceed $500,000 at any one time outstanding; (xiii) investments consisting of Equity Interests, obligations, securities or other Property received by any Guarantor, Borrower or Subsidiary thereof in settlement of Accounts (created in the Ordinary Course of Business); (xiv) intercompany investments (a) by any Subsidiary of InSight Health in InSight Health or another Borrower or Guarantor, and (b) by any Subsidiary of InSight Health that is not a Borrower or Guarantor in any Person that is not a Borrower or Guarantor; (xv) investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the Ordinary Course of Business; (xvi) expenditures of Cash to purchase Equity Interests of or funding of loans to Joint Ventures or other business organizations that are Affiliates but not Obligors, in each case, in existence on the Closing Date; and (xvii) investments to the extent set forth in the Budget and approved by the Court.
     Restrictive Agreement — an agreement that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor’s or Subsidiary’s right to: (a) incur or repay any of the Obligations; (b) grant Liens upon any of such Obligor’s or Subsidiary’s assets (including Liens granted in favor of Lender pursuant to the DIP Financing Documents); (c) declare or make Distributions; or (d) amend, modify, extend or renew any of the DIP Financing Documents.
     Retail Collection Account — shall have the meaning ascribed to it in Section 8.2.5(i).
     Retail Receivable — an Account arising from (i) the provision of diagnostic imaging services or (ii) the provision of management of services by IHC or any other Borrower to any Subsidiary that is not a Borrower.
     Retained Rights — with respect to any Governmental Receivable, the rights of any Obligor or any Subsidiary thereof granted by Applicable Law with respect to such Governmental Receivable, including, and as applicable, the collection thereof and discretion over the transfer thereof to any Person (including Lender) and to enforce the claim giving rise to such Governmental Receivable against the applicable Governmental Authority, in the absence of a court order in the manner expressly contemplated by Applicable Law.

     Revolver Loan — a loan made by Lender as provided in Section 2.1 (including any Out-of-Formula Loan).
     Revolver Note — a Revolver Note to be executed by Borrowers in favor of Lender in the form of Exhibit A attached hereto, which shall be in the face amount of the Commitment and which shall evidence all Revolver Loans made by Lender to Borrowers pursuant to this Agreement.
     S&P — Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc.
     Sale Benchmark #1 — On or before the date that is 60 days after the date of this Agreement, Borrowers shall file a motion with the Court sufficient to obtain a court-approved sale of all or substantially all of Borrowers’ assets pursuant to Section 363 of the Bankruptcy Code.
     Sale Benchmark #2 — On or before the date that is 120 days after the date of this Agreement, Borrowers shall conduct the auction or sale (with competitive bidding) referenced in the motion filed with the Court pursuant to Sale Benchmark #1 and enter into an asset purchase agreement with the successful bidder / purchaser.
     Sale Benchmark #3 — On or before the date that is 150 days after the date of this Agreement, Borrowers shall obtain the Court’s approval of the sale referenced in the motion filed with the Court pursuant to Sale Benchmark #1 to a Qualified Purchaser.
     Sale Benchmarks — collectively, Sale Benchmark #1, Sale Benchmark #2 and Sale Benchmark #3.
     Sale Option — Borrowers’ election to pursue a liquidating sale or auction of all or substantially all of Borrowers’ assets pursuant to Section 363 of the Bankruptcy Code.
     Schedule of Accounts — as defined in Section 8.2.1.
     SEC — Securities and Exchange Commission.
     Secured Parties — Lender and any Affiliate of Lender that may provide any Bank Products.
     Security — shall have the same meaning as in Section 2(1) of the Securities Act of 1933.
     Security Documents — each Guaranty, the Control Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.
     Senior Note Documents — the Senior Notes, the Senior Notes Indenture and any and all other agreements, instruments and documents executed in connection therewith or related thereto.
     Senior Note Indenture — the Indenture, dated as of September 22, 2005, among InSight Health, Parent, Borrowers and U.S. Bank National Association, as Trustee, as amended by the FRN Indenture Amendment and as further amended and supplemented from time to time to the extent permitted by this Agreement.

     Senior Notes — the $315,000,000 Senior Secured Floating Rate Notes of InSight Health due 2011 issued under the Senior Note Indenture (and any Senior Secured Floating Rate Notes of InSight Health due 2011 issued in exchange therefor in an exchange offer) (plus any principal amounts issued in lieu of Cash interest).
     Senior Notes Trustee — U.S. Bank National Association, and any of its successors and assigns.
     Senior Officer — the chairman of the board of directors, the president or the chief financial officer of a Borrower.
     Social Security Act — the Social Security Act as codified at 42 U.S.C. Section 1395 et seq.
     Software — shall have the meaning given to the term “software” in the UCC.
     Solvent — as to any Person, such Person (i) owns Property whose fair salable value is greater than the amount required to pay all of such Person’s debts (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), of such Person as they become absolute and matured, (iii) is able to pay all of its debts as such debts mature, (iv) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (v) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, and (vi) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any of the DIP Financing Documents, or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Subsidiaries. As used herein, the term “fair salable value” of a Person’s assets means the amount that may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount that could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.
     Subordinated Debt — Debt incurred by a Borrower that is expressly subordinated and made junior in right of payment to the Full Payment of the Obligations and, to the extent that such Debt is incurred on or after the Closing Date, such Debt is payable on terms and conditions (including terms relating to interest, fees, repayment and subordination) that are reasonably satisfactory to Lender.
     Subsidiary — any Person in which more than 50% of its outstanding Voting Securities is owned directly or indirectly by InSight Health, by a Borrower, by one or more other Subsidiaries of InSight Health or such Borrower or by InSight Health and/or a Borrower and one or more other Subsidiaries of InSight Health or a Borrower.
     Supporting LC — an irrevocable letter of credit that is in form and substance reasonably acceptable to Lender, issued or confirmed by a bank reasonably acceptable to Lender, and payable in Dollars at a place of payment within the United States that is reasonably acceptable to Lender, which letter of credit names Lender as the beneficiary thereof.
     Supporting Obligation — shall have the meaning given to the term “supporting obligation” in the UCC.

     Taxes — any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding Excluded Taxes.
     Third Party Payor — any Person (other than the customer or patient) that is responsible for payment of all or any portion of an Account, including any commercial or non-profit insurer, any Healthcare Purchaser and any Governmental Authority making payment pursuant to any Healthcare Law. For the avoidance of doubt, the term “Third Party Payors” shall include all Government Payors and all Commercial Payors.
     UCC — the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.
     Undrawn Amount — on any date with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit in Dollars.
     Unused Line Fee — as defined in Section 3.2.2.
     Unused Line Fee Percentage — a percentage equal to 1.00%.
     Upstream Payment — collectively:
     (a) Distributions by a Subsidiary to a Borrower or any Obligor;
     (b) to the extent permitted by the Court, Distributions by a Subsidiary of a Borrower that is not wholly-owned by such Borrower to the holders of its Equity Interests, provided that such Distributions are made pro rata to all holders of its Equity Interests, taking into account the relative preferences, if any, on the various classes of Equity Interests of such non-wholly owned Subsidiary; and
     (c) cashless exercises of options or warrants.
     U.S. Trustee — the United States Bankruptcy Trustee for the Southern District of New York.
     U.S. Trustee Fee Reserve — on any date, an amount equal to the sum of (i) $30,000 plus (ii) that portion of Lender’s reasonable estimate of amounts accrued and unpaid in the Chapter 11 Cases pursuant to 28 U.S.C. § 1930(a)(6) in excess of $30,000 on such date.
     USA Patriot Act — the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
     Voting Securities — Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or individuals performing similar functions.

          Wholesale Collection Account — shall have the meaning ascribed to it in Section 8.2.5(i).
          Wholesale Receivable — an Account that is not a Retail Receivable.
     1.2. Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and their respective Subsidiaries heretofore delivered to Lender, except for any change required by GAAP.
     1.3. Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.
     1.4. Certain Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes shall include all related rules and implementing regulations and any amendments of same and any successor statutes, rules and regulations; to any agreement, instrument or other documents (including any of the DIP Financing Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof; to any Person (including a Borrower or Lender) shall mean and include the successors and permitted assigns of such Person; to “including” and “include” shall be understood to mean “including, without limitation” (and, for purposes of each DIP Financing Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); to the time of day shall mean the time of day on the day in question in New York, New York, unless otherwise expressly provided in this Agreement; or to the “discretion” of Pre-Petition Agent, a Pre-Petition Lender, or Lender shall mean the reasonable discretion of such Person. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Lender pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender. All calculations of Value shall be in Dollars, all Loans shall be funded in Dollars and all Obligations shall be repaid in Dollars. Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of a Borrower are used in this Agreement or other DIP Financing Documents, such phrase shall mean and refer to the actual knowledge of a Senior Officer of any Borrower.
SECTION 2. DIP FACILITY
     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other DIP Financing Documents, Lender agrees to the extent and in the manner hereinafter set forth to make Revolver Loans and other extensions of credit available to Borrowers in an aggregate amount up to $15,000,000, as set forth hereinbelow:

     2.1. Commitment.
          2.1.1. Revolver Loans. Lender agrees, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the Closing Date through the Business Day before the last day of the DIP Term, not to exceed (except as may be otherwise authorized in the DIP Financing Orders with respect to the funding of the Carve-Out Amount) in aggregate principal amount outstanding at any time the Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lender shall have no obligation to Borrowers whatsoever to honor any request for a Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans then outstanding and Pending Revolver Loans exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base, but Lender may do so in its discretion. The Revolver Loans shall bear interest as set forth in Section 3.1. Each Revolver Loan shall be made and shall consist entirely of Base Rate Loans.
          2.1.2. Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an “Out-of-Formula Condition”), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the DIP Financing Documents. In the event that Lender is willing in its discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in Section 3.1.2 or as otherwise agreed among Borrowers and Lender.
          2.1.3. Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers during the pendency of the Chapter 11 Cases exclusively for one or more of the following purposes: (i) payment of the Pre-Petition Debt and to Cash-Collateralize any Pre-Petition LCs or other contingent Pre-Petition Debt from the proceeds of the initial Revolver Loans, to the extent authorized by the Court; (ii) to pay obligations of the type described in the Budget; (iii) to pay Adequate Protection Claims and Reclamation Claims, but only to the extent authorized by the Court; (iv) to pay fees required to be paid to the office of the U.S. Trustee; (v) to pay Professional Expenses of Professional Persons subject to the Budget, Borrowers’ receipt of an itemized billing and expense statement from each such Professional Person, allowance by the Court, and any limitations contained in the Financing Orders; (vi) to pay any of the Obligations; (vii) to pay property taxes with respect to any Collateral to the extent nonpayment thereof is procured by a Lien senior to Lender’s Liens thereon; (viii) to purchase any Property that is to be subject to Lender’s Liens as Post-Petition Purchase Money Property for use in the Ordinary Course of Business; and (ix) to pay other obligations authorized by the Court. Notwithstanding anything to the contrary contained herein, in no event shall proceeds of Revolver Loans be used to pay Professional Expenses incurred in connection with the assertion of or joinder in any claim, counterclaim, action, contested matter, objection, defense or other proceeding, the purpose of which is to seek or the result of which would be to obtain any order, judgment, declaration, or similar relief (a) seeking damages on account of any alleged cause of action against Pre-Petition Agent, any Pre-Petition Lender or Lender arising on, before or after the Petition Date; (b) invalidating, setting aside, avoiding or subordinating, in whole or in part, any of the Pre-Petition Debt or Obligations or Liens and security interests in any of the Collateral granted to Lender under this Agreement or the Financing Orders or to Pre-Petition Agent under any of the Pre-Petition Loan Documents; (c) declaring any of the DIP Financing Documents or Pre-Petition Loan Documents to be invalid, not binding or unenforceable in any respect; (d) preventing, enjoining, hindering or otherwise delaying Lender’s enforcement of any of the DIP Financing Documents, Pre-Petition Agent’s enforcement of any of the Pre-Petition Loan Documents, or any realization upon any Collateral (unless such enforcement or realization is in direct violation of an explicit provision in any of the Financing Orders); (e) declaring any Liens granted or purported to be granted under any of the DIP Financing Documents or Pre-Petition Loan Documents to have a priority other than the priority set forth therein; (f) objecting to the amount or method of calculation by Pre-Petition Agent of the Pre-Petition

Debt or any of the Obligations, or any accounting rendered by Lender with respect to any of those obligations; or (g) seeking to use the cash proceeds of any of the Collateral without the prior written consent of Lender. Borrowers may use proceeds of Revolver Loans not to exceed $50,000 (or such greater amount as may be agreed to by Lender in its sole discretion) in the aggregate to fund an investigation by a Committee of the Liens and claims of Pre-Petition Agent and Pre-Petition Lender. Nothing in this Section 2.1.3 shall be construed to waive Lender’s right to object to any requests, motions or applications made in or filed with the Court, including any applications for interim or final allowances of Professional Expenses. In no event may any Revolver Loan proceeds be used by any Borrower to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors, or to fund any operations or finance any investments or activities in, or to make payments to, a Blocked Person.
          2.1.4. Revolver Note. The Revolver Loans made by Lender and interest accruing thereon shall be evidenced by the records of Lender and by the Revolver Note payable to Lender, which shall be executed by Borrowers, completed in conformity with this Agreement and delivered to Lender. All outstanding principal amounts and accrued interest under the Revolver Notes shall be due and payable as set forth in Section 5.2.
          2.1.5. Voluntary Reductions of Commitment. Borrowers shall have the right to permanently reduce the amount of the Commitment at any time and from time to time upon written notice to Lender of such reduction, which notice shall specify the amount of such reduction, shall be irrevocable once given, shall be given at least 5 Business Days prior to the requested reduction. If on the effective date of any such reduction in the Commitment and after giving effect thereto an Out-of-Formula Condition exists, then the provisions of Section 5.2.1(ii) shall apply, except that such repayment shall be due immediately upon such effective date without further notice to or demand upon Borrowers. If the Commitment is reduced to zero, then such reduction shall be deemed a termination of the Commitment by Borrowers pursuant to Section 6.2.2. The Commitment, once reduced, may not be reinstated without the written consent of Lender.
          2.1.6 364(c)(1) and 503(b) Priority. All Revolver Loans and other credit accommodations made by Lender to any Borrower shall constitute and be deemed a cost and expense of administration in the Chapter 11 Cases and shall be entitled to administrative status under Section 503(b) of the Bankruptcy Code and priority under Section 364(c)(1) of the Bankruptcy Code ahead of all other costs and expenses of administration incurred in the Chapter 11 Cases or in any superseding Chapter 7 case.
     2.2. Reserved.
     2.3. LC Facility.
          2.3.1. Issuance of Letters of Credit. Subject to all of the terms and conditions hereof, Lender agrees to establish the LC Facility pursuant to which, during the period from the date hereof to the last day of the DIP Term, Lender shall issue one or more Letters of Credit from time to time, subject to the following terms and conditions:
          (i) Each Borrower acknowledges that Lender’s willingness to issue any Letter of Credit is conditioned upon Lender’s receipt of (A) an LC Application with respect to the requested Letter of Credit and (B) such other instruments and agreements as Lender may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Lender shall have no obligation to issue any Letter of Credit unless

(x) Lender receives an LC Request and LC Application at least 3 Business Days prior to the date of issuance of a Letter of Credit, and (y) each of the LC Conditions is satisfied on the date of Lender’s receipt of the LC Request and at the time of the requested issuance of a Letter of Credit.
          (ii) Letters of Credit may be requested by a Borrower only if they are to be used (a) to support obligations of an Obligor incurred in the Ordinary Course of Business of such Obligor, on a standby basis, or (b) for such other purposes as Lender may approve from time to time in writing.
          (iii) Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Lender that are contained in any LC Application or in any other agreement customarily or reasonably required by Lender in connection with the issuance of any Letter of Credit. If Lender shall honor any request for payment under a Letter of Credit, Borrowers shall be jointly and severally obligated to pay to Lender, in Dollars on the same day as the date on which payment was made by Lender (the “Reimbursement Date”), an amount equal to the amount paid by Lender under such Letter of Credit (or, if payment thereunder was made by Lender in a currency other than Dollars, an amount equal to the Dollar equivalent of such currency, as determined by Lender, as of the time of Lender’s payment under such Letter of Credit, in each case), together with interest from and after the Reimbursement Date until Full Payment is made by Borrowers at the Default Rate for Revolver Loans constituting Base Rate Loans. Until Lender has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Lender, in addition to all of its other rights and remedies under this Agreement and any LC Application, shall be fully subrogated to the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers have been discharged with the proceeds of such Letter of Credit. Whether or not a Borrower submits any Notice of Borrowing to Lender, Borrowers shall be deemed to have requested from Lender a Borrowing of Base Rate Loans in an amount necessary to pay to Lender all amounts due Lender on any Reimbursement Date and Lender agrees to fund such Borrowing whether or not any Default or Event of Default has occurred or exists, the Commitment has been terminated, the funding of the Borrowing would result in (or increase the amount of) any Out-of-Formula Condition, or any of the conditions set forth in Section 11 are not satisfied.
          (iv) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse Lender for any payment made by Lender under a Letter of Credit shall be absolute, unconditional, irrevocable and joint and several and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary of any Letter of Credit. The rights, remedies, powers and privileges of Lender under this Agreement with respect to Letters of Credit shall be in addition to, and cumulative with, all rights, remedies, powers and privileges of Lender under any of the LC Documents. Nothing herein shall be deemed to release Lender from any liability or obligation that it may have in respect to any Letter of Credit arising out of and directly resulting from its own gross negligence or willful misconduct.
          (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.
          (vi) Unless otherwise provided in any of the LC Documents, each LC Application and each standby Letter of Credit shall be subject to the Uniform Customs and

Practice for Documentary Credits (1993 Revision), International Chamber of Commerce No. 500, and any amendments or revisions thereto.
          (vii) Subject to approval of the Court, each Pre-Petition LC, and all Cash Collateral deposited in respect thereof, shall be deemed to be and shall be treated as Letters of Credit issued and Cash Collateral deposited pursuant to the terms of the DIP Financing Documents.
          2.3.2. Reserved.
          2.3.3. Cash Collateral Account. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding (i) at any time that an Event of Default exists, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrowers shall, on Lender’s request, forthwith pay to Lender the amount of any LC Obligations that are then due and payable and shall, upon the occurrence of any of the events described in clauses (i) and (iii) hereinabove, Cash Collateralize all outstanding Letters of Credit and Pre-Petition LCs or deliver to Lender a Supporting LC in a face amount equal to 104% of the aggregate Undrawn Amounts of such Pre-Petition LCs and Letters of Credit. If notwithstanding the occurrence of one or more of the events described in clauses (i) and (iii) in the immediately preceding sentence Borrowers fail to Cash Collateralize, or provide a Supporting LC as provided hereinabove with respect to, any outstanding Letters of Credit and Pre-Petition LCs on the first Business Day following Lender’s demand therefor, Lender may advance such amount as Revolver Loans (whether or not the Commitment Termination Date has occurred or an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Lender in the Cash Collateral Account and may be invested, in Lender’s discretion, in Cash Equivalents. Each Borrower hereby pledges to Lender and grants to Lender a security interest in all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations (including LC Obligations), whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Lender may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrowers to Lender with respect to the LC Obligations. Neither Borrowers nor any other Person claiming by, through or under or on behalf of Borrowers shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and Pre-Petition LCs and the payment and satisfaction of all of the LC Obligations, any Cash Collateral remaining in the Cash Collateral Account (plus accrued interest thereon, if any) shall be returned to Borrowers unless an Event of Default then exists (in which event Lender may apply such Cash Collateral as provided in the Financing Orders).
          2.3.4. Indemnifications. In addition to and without limiting any other indemnity which Borrowers may have to any Lender Indemnitees under any of the DIP Financing Documents, each Borrower hereby agrees to indemnify and defend each of the Lender Indemnitees and to hold each of the Lender Indemnitees harmless from and against any and all Claims which any Lender Indemnitee may suffer, incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit, (b) any suit, investigation or proceeding as to which Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or the payment or failure to pay thereunder or (c) Lender following any instructions of a Borrower with respect to any Letter of Credit or any Document received by Lender with reference to any Letter of Credit. The foregoing indemnity obligations of Borrowers are subject to the provisions of Section 15.3 hereof.

     2.4. Bank Products. Borrowers may request Lender to provide, or to arrange for one or more of its Affiliates to provide, Bank Products, but Lender shall have no obligation whatsoever to provide, or to arrange for the provision of, any Bank Products. If Bank Products are provided by an Affiliate of Lender under any of the DIP Financing Documents, Borrowers agree to indemnify and hold Lender harmless from and against any and all Claims at any time incurred by Lender that arise from any indemnity given to such Affiliates that relate to such Bank Products. Borrowers acknowledge that obtaining Bank Products from Lender or Lender’s Affiliates hereunder is in the discretion of Lender or Lender’s Affiliates and is subject to all rules and regulations of Lender or Lender’s Affiliates that are applicable to such Bank Products.
SECTION 3. INTEREST, FEES AND CHARGES
     3.1. Interest.
          3.1.1. Rates of Interest. Borrowers agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a variable rate per annum equal to, for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time; provided that, in the event that Borrowers fail to satisfy either Plan Benchmark #3 or Sale Benchmark #3, as applicable, Borrowers shall pay interest on all outstanding Obligations in an amount equal to the Base Rate plus 5.00% per annum, applied retroactively to the date of this Agreement, by paying to Lender, on demand after such failure, an amount equal to the difference between the amount of interest that would have accrued using the 5.00% margin and the amount actually paid. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective.
          3.1.2. Default Rate of Interest. Borrowers shall pay interest at a rate per annum equal to the Default Rate (i) with respect to any portion of the principal amount of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until Full Payment thereof; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon Borrower Agent’s receipt of notice from Lender of Lender’s election to charge the Default Rate based upon the existence of any Event of Default, whether or not acceleration or demand for payment of the Obligations has been made; and (iii) with respect to the principal amount of any Out-of-Formula Loans (unless otherwise agreed in writing by Lender), whether or not demand for payment thereof has been made by Lender. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations. Each Borrower acknowledges that the cost and expense to Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Lender for such added cost and expense. Interest accrued at the Default Rate shall be due and payable on demand.
     3.2. Fees. In consideration of Lender’s establishment of the Commitment in favor of Borrowers, Borrowers jointly and severally agree to pay the following fees:
          3.2.1. Closing Fee. Borrowers shall be jointly and severally obligated to pay to Lender a closing fee in the amount of $300,000, which fee shall be paid on the Closing Date.

          3.2.2. Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Lender, monthly in arrears on the first day of each month, an unused line fee (the “Unused Line Fee”) equal to the Unused Line Fee Percentage then in effect, in each case divided by 360 days and multiplied by the number of days in the immediately preceding month and then multiplied by the amount by which the Average Revolver Loan Balance for such immediately preceding month (or portion of such month that the Commitment is in effect) is less than the aggregate amount of the Commitment; but if the Commitment is terminated on a day other than the last day of a month, then any such Unused Line Fee payable for such month in which termination shall occur shall be paid on the effective date of such termination. The Unused Line Fee shall be deemed fully earned and non-refundable when due and payable.
          3.2.3. LC Facility Fees. Borrowers shall be jointly and severally obligated to pay: (a)(i) to Lender, for all Letters of Credit, 4.00% on a per annum basis based on the average amount available to be drawn under Letters of Credit outstanding and all Letters of Credit that are paid or expire during the period of measurement, payable monthly, in arrears, on the first Business Day of the following month; (ii) to Lender for its own account a Letter of Credit fronting fee of 0.125% per annum based upon the face amount of each Letter of Credit issued during the period of measurement, payable monthly, in arrears, on the first Business Day of the following month; and (iii) to Lender for its own account all customary charges associated with the issuance, amending, negotiating, payment, processing and administration of all Letters of Credit. All Letter of Credit fees that are expressed as a percentage shall be increased to a percentage that is 2% greater than the percentage that would otherwise be applicable to Revolver Loans when the Default Rate is in effect.
          3.2.4. Audit and Appraisal Fees and Expenses. Borrowers shall be jointly and severally obligated to reimburse Lender for all reasonable out-of-pocket costs and expenses incurred by Lender in connection with examinations and reviews of any Obligor’s books and records up to 2 times per Loan Year unless an Event of Default exists (in which event, there shall be no limit on the number of examinations and reviews for which Borrowers shall be obligated to reimburse Lender) and, in each case, shall pay to Lender the standard amount charged by Lender per day ($1,000 per day as of the Petition Date) for each day that an employee or agent of Lender shall be engaged in an examination or review of any Obligor’s books and records. The foregoing shall not be construed to limit Lender’s right to conduct audits as provided in Section 10.1.1.
          3.2.5. Reserved.
          3.2.6. General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in Section 3.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.
     3.3. Computation of Interest and Fees. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, each Payment Item and other form of payment received by Lender (with the date of such receipt to be governed by Section 5.5) shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the Business Day on which Lender receives collected funds in the Payment Account, and Lender shall be deemed to have received such Payment Item on the date specified in Section 5.5. Each determination by

Lender of interest and fees hereunder shall be presumptive evidence of the correctness of such interest and fees.
     3.4. Reimbursement Obligations.
          3.4.1. Borrowers shall reimburse Lender for any Extraordinary Expenses incurred by Lender, on the sooner to occur of Lender’s demand therefor or Lender’s receipt of any proceeds of Collateral in connection with any Enforcement Action. Borrowers shall also reimburse Lender for all reasonable out-of-pocket legal, accounting, appraisal, consulting and other fees and expenses suffered or incurred by Lender in connection with: (i) the negotiation and preparation (and internal legal review) of any of the DIP Financing Documents, any amendment or modification thereto; (ii) the administration of the DIP Financing Documents and the transactions contemplated thereby; (iii) action taken to perfect or maintain the perfection or priority of any of Lender’s Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted by Lender with respect to any Obligor’s books and records in accordance with Section 3.2.4; (v) any effort by Lender to verify or appraise any of the Collateral; and (vi) the monitoring of, or participation in, the Chapter 11 Cases. All amounts chargeable to or reimbursable by Borrowers under this Section 3.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable on demand to Lender. Borrowers shall also reimburse Lender for reasonable out-of-pocket expenses incurred by Lender in its administration of any of the Collateral to the extent and in the manner provided in Section 8 or in any of the other DIP Financing Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the DIP Financing Documents regarding the indemnification or reimbursement by Borrowers of Claims suffered or incurred by Lender.
          3.4.2. If at any time Lender shall agree to indemnify any Person against losses or damages that such Person may suffer or incur in its dealings or transactions with Borrowers, or shall guarantee or otherwise assure payment of any liability or obligation of Borrowers to such Person, or otherwise shall provide assurances of Borrowers’ payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Lender with respect to Banking Relationship Debt, then the Contingent Obligation of Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrowers shall repay, on demand, any amount so paid or any liability incurred by Lender in connection with any such indemnity, guaranty, or assurance. Nothing herein shall be construed to impose upon Lender any obligation to provide any such indemnity, guaranty or assurance. The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral, provided that Lender provides Borrower’s with notice of the existence thereof, shall survive termination of the Commitment and Full Payment of the Obligations and any other provisions of the DIP Financing Documents regarding reimbursement or indemnification by Borrowers of Claims suffered or incurred by Lender.
     3.5. Bank Charges. Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of Borrower by Lender of proceeds of Loans made by Lender to a Borrower pursuant to this Agreement and (ii) the depositing for collection by Lender of any Payment Item received or delivered to Lender on account of the Obligations. Each Borrower acknowledges and agrees that Lender may charge such costs, fees and expenses to Borrowers based upon Lender’s good faith estimate of such costs, fees and expenses as they are incurred by Lender.
     3.6. Capital Adequacy. If Lender determines that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy

Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance after the date hereof by Lender or any corporation or other entity controlling Lender with any Capital Adequacy Regulation, affects the amount of capital required or expected to be maintained by Lender or any Person controlling Lender and (taking into consideration Lender’s or such corporation’s or other entity’s policies with respect to capital adequacy and Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then: (a) Lender shall promptly give notice thereof to Borrowers; and (b) Borrowers shall pay to Lender, as an additional fee from time to time, on demand, such amount as Lender certifies to be the amount reasonably calculated to compensate Lender for such reduction. A certificate of Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Lender (including the basis for Lender’s determination of such amount), and the method by which such amounts were determined. In determining such amount, Lender may use any reasonable averaging and attribution method. For purposes of this Section 3.6 all references to Lender shall be deemed to include any bank holding company or bank parent of Lender.
     3.7. Mitigation. Lender agrees that, with reasonable promptness after Lender becomes aware that Lender is entitled to receive payments under Section 3.6, or is or has become subject to U.S. withholding taxes payable by any Borrower in respect of its Loans, it will, to the extent not inconsistent with any internal policy of Lender or any applicable legal or regulatory restriction, (i) use all reasonable efforts to make, fund or maintain the Commitment of Lender or the Loans of Lender through another lending office of Lender or (ii) take such other reasonable measures, if, as a result thereof, the circumstances which would relieve Borrowers from their obligations to pay such additional amounts (or reduce the amount of such payments), or such withholding taxes would be reduced, and if the making, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitment or Loans or the interests of Lender.
     3.8. Maximum Interest. Regardless of any provision contained in any of the DIP Financing Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Lender pursuant to the terms of this Agreement or any of the other DIP Financing Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other DIP Financing Documents or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the DIP Financing Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as “Interest”) in excess of the Maximum Rate, and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received with respect to the Obligations in excess of the Maximum Rate (“Excess”), Borrowers stipulate that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal of such Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in

Section 3.1.1, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Lender hereunder or under any of the other DIP Financing Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all Interest at any time contracted for, charged or received from Borrowers in connection with any of the DIP Financing Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers and Lender shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section 3.8 shall be deemed to be incorporated into every DIP Financing Document (whether or not any provision of this Section is referred to therein). All such DIP Financing Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 3.8.
SECTION 4. LOAN ADMINISTRATION
     4.1. Manner of Borrowing and Funding Revolver Loans. Borrowings under the Commitment established pursuant to Section 2.1 shall be made and funded as follows:
          4.1.1. Notice of Borrowing.
          (i) Whenever Borrowers desire to make a Borrowing under Section 2.1, Borrowers shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a “Notice of Borrowing”), which shall be in the form of Exhibit C annexed hereto and signed by an authorized officer of Borrower Agent. Such Notice of Borrowing shall be given by Borrower Agent no later than 2:00 p.m. at the office designated by Lender from time to time on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans. Notices received after 2:00 p.m. shall be deemed received on the next Business Day. Any Revolver Loans made by Lender on the Closing Date shall be made as Base Rate Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), and (c) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed.
          (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges, including Extraordinary Expenses and LC Obligations, and any amounts owed to Lender or any Affiliate of Lender for Banking Relationship Debt) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans.

          (iii) If Borrowers elect to establish a Controlled Disbursement Account with Lender or any Affiliate of Lender, then the presentation for payment by Lender of any check or other item of payment drawn on the Controlled Disbursement Account at a time when there are insufficient funds in such account to cover such check shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolver Loans may be disbursed to the Controlled Disbursement Account and shall bear interest as Base Rate Loans.
          (iv) Lender shall not have any obligation to honor any deemed request for a Revolver Loan on or after the Commitment Termination Date (except as otherwise expressly provided in the Financing Orders) or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in Section 11 is not satisfied, but may do so in the discretion of Lender, including by funding a Revolver Loan as contemplated by the DIP Financing Orders to fund any part of the Carve-Out Amount, and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.
          4.1.2. Disbursement Authorization. Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolver Loan requested by any Borrower, or deemed to be requested pursuant to Section 4.1.1, as follows: (i) the proceeds of each Revolver Loan requested under Section 4.1.1(i) shall be disbursed by Lender in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by transfer to such bank account of Borrowers as may be directed by Borrowers from time to time or elsewhere if pursuant to a written direction from any Borrower; and (ii) the proceeds of each Revolver Loan requested under Section 4.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation. Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.
          4.1.3. Telephonic Notices. Each Borrower authorizes Lender to extend Loans and transfer funds to or on behalf of Borrowers based on telephonic notices or instructions from any individual whom Lender in good faith believes to be acting on behalf of any Borrower. If requested by Lender, Borrowers shall confirm each such telephonic request for a Borrowing of Loans by prompt delivery to Lender of the required Notice of Borrowing, duly executed by an authorized officer of Borrower Agent. If the written confirmation differs in any material respect from the action taken by Lender, the records of Lender shall govern. Lender shall not have any liability for any loss suffered by any Borrower as a result of Lender’s acting upon its understanding of telephonic instructions or requests from a person believed in good faith by Lender to be a person authorized by a Borrower to give such instructions or to make such requests on Borrowers’ behalf.
     4.2. Borrower Agent. Each Borrower hereby irrevocably appoints IHC, and IHC agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement (in such capacity, “Borrower Agent”), including requesting Borrowings and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, on any Notice of Borrowing, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Borrower Agent, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers,” and Lender shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers’ liability for the

Obligations be affected, provided that the provisions of this Section 4.2 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by “a Borrower” hereunder. Lender may maintain a single Loan Account in the name of “InSight Health Corp.” hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower’s liability for the Obligations. Subject to the terms of this Agreement, Lender shall make the proceeds of the Revolver Loans available to Borrowers by disbursing such proceeds in accordance with Borrower Agent’s disbursement instructions set forth in the applicable Notice of Borrowing. Lender shall not have any liability on account of any delay by any bank or other depository institution in treating the proceeds of any Revolver Loan as collected funds or any delay in receipt, or any loss, of funds that constitute a Revolver Loan, the wire transfer of which was initiated by Lender in accordance with wiring instructions provided to Lender.
     4.3. All Loans to Constitute One Obligation. The Loans and LC Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Lender’s Lien upon all of the Collateral; provided, however, that Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations jointly and severally owed by Borrowers to Lender.
SECTION 5. PAYMENTS
     5.1. General Payment Provisions. All payments (including all prepayments) of principal of and interest on the Loans, LC Obligations and other Obligations that are payable to Lender shall be made to Lender in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes other than Excluded Taxes, as required by Applicable Law, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 2:00 p.m. on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day). Borrowers shall, at the time Borrowers make any payment under this Agreement, specify to Lender the Obligations to which such payment is to be applied and, if Borrowers fail so to specify or if the application specified by Borrowers would be inconsistent with the terms of this Agreement or if an Event of Default exists, Lender shall apply such payment to the Obligations in such manner as Lender, subject to the provisions of this Agreement and the Financing Orders, may determine to be appropriate.
     5.2. Repayment of Revolver Loans.
         5.2.1. Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:
          (i) Any Revolver Loans shall be paid by Borrowers to Lender, (a) upon each receipt by Lender of any proceeds of Accounts (other than that portion thereof payable to physicians pursuant to PSAs), in each case to the extent of such proceeds, and (b) on the Commitment Termination Date.
          (ii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall on demand repay the outstanding Revolver Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately deposit with Lender for application to any outstanding Revolver Loans as the same become due and payable cash in an amount sufficient to eliminate such Out-of-Formula

Condition, and Lender may (a) hold such deposit as cash security pending disbursement of same for application to the Obligations, or (b) if an Event of Default exists, immediately apply such proceeds to the payment of the Obligations.
          5.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on the first day of each month (for the immediately preceding month), computed through the last day of the preceding month, with respect to any Revolver Loan that is a Base Rate Loan. Accrued interest shall also be paid by Borrowers on the Commitment Termination Date.
     5.3. Payment of Other Obligations. The balance of the Obligations requiring the payment of money, including LC Obligations and Extraordinary Expenses incurred by Lender, shall be repaid by Borrowers to Lender as provided in the DIP Financing Documents, or, if no date of payment is otherwise specified in the DIP Financing Documents, on demand.
     5.4. Marshaling; Payments Set Aside. Lender shall not be under any obligation to marshal any assets in favor of Borrowers or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment to Lender or Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or the proceeds of such Collateral or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Lender, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 5.4 shall survive any termination of the Commitment and Full Payment of the Obligations.
     5.5. Application of Payments and Collateral Proceeds. All Payment Items received by Lender by 2:00 p.m., on any Business Day shall be deemed received on that Business Day. All Payment Items received by Lender after 2:00 p.m., on any Business Day shall be deemed received on the following Business Day. Each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Lender from or on behalf of Borrowers, and each Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Lender or its agent against the Pre-Petition Debt or the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records, subject to the terms of the Financing Orders and any other Order of the Court.
     5.6. Loan Accounts; Account Stated.
          5.6.1. Loan Accounts. Lender shall maintain in accordance with its usual and customary practices an account or accounts (a “Loan Account”) evidencing the Debt of Borrowers to Lender resulting from each Loan owing to Lender from time to time, including the amount of principal and interest payable to Lender from time to time hereunder and under each Note payable to Lender. Any failure of Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing hereunder to Lender.
          5.6.2. Reserved.

          5.6.3. Entries Binding. The entries made in each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in any Loan Account is provided to any Person, or any Person inspects any Loan Account, at any time or from time to time, then the information contained in such Loan Account shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Lender in writing within 30 days after such Person’s receipt of such copy or such Person’s inspection of such Loan Account of its intention to dispute the information contained therein.
     5.7. Taxes.
          5.7.1. Gross Up. If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable under this Agreement or any of the other DIP Financing Documents, (a) the sum payable to Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrowers shall make such withholding or deductions, and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.
          5.7.2. Refund. If Lender receives a refund, credit, or other reduction of taxes in respect of any Taxes paid by Borrowers pursuant to this Section 5.7, such Person shall, within 30 days from the date of actual receipt of such refund or the filing of the tax return in which such credit or other reduction results in a lower tax payment, apply to the Obligations and Pre-Petition Debt as provided in this Agreement Lender’s estimate of such refund or the amount of such tax reduction to Borrowers (but only to the extent of Taxes paid by Borrowers pursuant to this Section 5.7), net of all out-of-pocket expenses of such Person, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund).
          5.7.3. Remedy. In the event that Borrowers are required to pay additional amounts pursuant to Section 5.7.1 hereof, Borrowers may, upon notice to Lender, either prepay in whole or in part the outstanding balance on any Loan held by Lender or require Lender to assign and delegate, without recourse and conditioned upon Full Payment in cash of all Pre-Petition Debt and Obligations, all of its interests, rights and obligations under this Agreement to an assignee selected by Borrowers that shall assume such obligations.
     5.8. Nature and Extent of Each Borrower’s Liability.
          5.8.1. Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Lender is relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.
          5.8.2. Unconditional Nature of Liability. Each Borrower’s joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Lender, (iv) the failure by Lender to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Lender’s release of any Collateral or of its Liens upon any Collateral, (v) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vi) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (vii) any amendment or modification of any of the DIP Financing Documents or any waiver of a Default or Event of Default, (viii) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (ix) the disallowance of all or any portion of Lender’s claims against any other Obligor for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (x) any other circumstance that might constitute a legal or equitable discharge or defense of any Obligor (other than prior payment). After the occurrence and during the continuance of any Event of Default, Lender may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision under Applicable Law that might otherwise require Lender to pursue or exhaust its remedies against any Collateral or Obligor before pursuing another Obligor. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.
          5.8.3. No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Lender from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until Full Payment of the Obligations.
          5.8.4. Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower’s Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an “Accommodation Payment”), then each of the other Borrowers (each such Borrower being referred to as a “Contributing Borrower”) shall be obligated to make contribution to such Borrower (the “Paying Borrower”) in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower’s recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1.
          5.8.5. Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the Full Payment of all of the Pre-Petition Debt and all of the Obligations (other than contingent indemnification obligations for which no claim has been made).
SECTION 6. DIP TERM AND TERMINATION OF COMMITMENT
     6.1. DIP Term. Subject to Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon the Commitment Termination Date, the Commitment shall be in effect for the DIP Term. The DIP Term may be extended by written agreement among Borrowers and Lender without further notice or hearing or order by the Court.
     6.2. Termination.
          6.2.1. Termination by Lender. Lender may terminate the Commitment without notice at any time that an Event of Default exists.
          6.2.2. Termination by Borrowers. Upon at least 30 days prior written notice to Lender, Borrowers may, at their option, terminate the Commitment; provided, however, no such termination by Borrowers shall be effective until Full Payment of the Obligations (other than contingent indemnification obligations for which no claim has been made). Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing. Borrowers may elect to terminate the Commitment in its entirety only, provided that nothing contained herein shall affect Borrowers’ right to voluntarily reduce the Commitment as provided in Section 2.1.5. No section of this Agreement or Commitment may be terminated by Borrowers singly.
          6.2.3. Reserved. Effect of Termination. On the effective date of termination of the Commitment by Lender or by Borrowers, all of the Obligations (other than contingent indemnification obligations for which no claim has been made) shall be immediately due and payable; Lender shall have no obligation to make any Loans; Lender shall have no obligation to issue any Letters of Credit; and Lender may terminate any Bank Products (including any services or products under Cash Management Agreements). All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the DIP Financing Documents shall survive any such termination, and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the DIP Financing Documents notwithstanding such termination until Full Payment of the Obligations (other than contingent indemnification obligations for which no claim has been made). Notwithstanding the Full Payment of the Obligations (other than contingent indemnification obligations for which no claim has been made), Lender shall not be required to terminate its Liens in any of the Collateral unless, with respect to any loss or damage Lender may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Lender shall have received either (i) a written agreement, executed by Borrowers and any Person deemed financially responsible by Lender whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage. The provisions of Sections 3.4, 5.4, 5.7 and this Section 6.2.4 and all obligations of Borrowers to indemnify Lender pursuant to this Agreement or any of the other DIP Financing Documents, shall in all events survive any termination of the Commitment and Full Payment of the Obligations.
SECTION 7. COLLATERAL
     7.1. Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, each Borrower hereby grants to Lender, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located: (i) all Accounts; (ii) all Instruments, Chattel Paper (including Electronic Chattel Paper), Documents, Letter-of-Credit Rights and Supporting Obligations, in each case to the extent arising out of, relating to, or given in exchange or settlement for or to evidence the obligation to pay any Account; (iii) all General Intangibles that arise out of or are related to any Account or from which any Account arises; (iv) all of the Deposit Accounts Collateral; (v) all monies now or at any time or times hereafter in the possession or under the control of Lender or a bailee of Lender, including any Cash Collateral in any Cash Collateral Account; (vi) all proceeds of and derived from such Borrower’s unencumbered interest in Joint Ventures; (vii) all Post-Petition Purchase Money Property; (viii) all products and cash and non-cash proceeds of the foregoing, including proceeds of insurance in respect of any of the foregoing; and (ix) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and other computer materials and records) of such Borrower pertaining to any of the foregoing. Notwithstanding the foregoing, Lender shall not have any Lien upon or security interest in any Avoidance Claims or proceeds of Avoidance Claims.
     7.2. Liens Under Financing Orders. The Liens and security interests granted to Lender pursuant to the provisions of this Section 7 and pursuant to any of the other DIP Financing Documents shall be in addition to all Liens conferred upon Lender pursuant to the terms of the Financing Orders.
     7.3. Lien Priority. The Liens and security interests granted to Lender pursuant to the provisions of this Section 7 and pursuant to any of the DIP Financing Documents shall be first priority Liens and security interests in the Collateral except as otherwise provided in this Agreement or the Financing Orders.
     7.4. Certain After-Acquired Collateral. Borrowers shall promptly notify Lender in writing upon any Borrower’s obtaining any Collateral after the Closing Date consisting of Deposit Accounts (other than Deposit Accounts into which payments with respect to Governmental Receivables are directly deposited or transferred), Letter-of-Credit Rights or Chattel Paper, to the extent such Deposit Accounts, Letter-of-Credit Rights or Chattel Paper arise out of, relate to or are given in exchange or settlement for or to evidence the obligation to pay any Account, and, upon Lender’s request, shall promptly execute such documents and do such other acts or things reasonably deemed appropriate by Lender to confer upon Lender a duly perfected first priority Lien, upon and (to the extent applicable for the perfection of a Lien) control with respect to such Collateral; and promptly notify Lender in writing upon any Borrower’s obtaining any Collateral after the Closing Date consisting of Documents or Instruments to the extent they arise out of, relate to or are given in exchange or settlement for or to evidence the obligation to pay any Account, and, upon Lender’s request, shall promptly execute such documents and do such other acts or things reasonably deemed appropriate by Lender to deliver to it possession of such Documents as are negotiable and such Instruments, to the extent they arise out of, relate to or are given in exchange or settlement for or to evidence the obligation to pay any Account.
     7.5. No Assumption of Liability. The security interest granted pursuant to this Agreement is granted as security only and shall not subject Lender to, or in any way alter or modify, any obligation or liability of Borrowers with respect to or arising out of the Collateral.

     7.6. Lien Perfection; Further Assurances. Promptly after Lender’s request therefor, Borrowers shall execute or cause to be executed and deliver to Lender such instruments, assignments or other documents as are necessary under the UCC or other Applicable Law to perfect (or continue the perfection of) Lender’s Lien upon the Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, each Borrower hereby irrevocably authorizes Lender to file in any jurisdiction any financing statement or amendment thereto on such Borrower’s behalf, including financing statements that indicate the Collateral as set forth in this Section 7. Each Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statement or amendment thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.
SECTION 8. COLLATERAL ADMINISTRATION
     8.1. General Provisions.
          8.1.1. Location of Collateral. Collateral shall at all times be kept by Borrowers at one or more of the business locations of Borrowers set forth in Schedule 9.1.6 hereto and shall not be moved therefrom, without the prior written approval of Lender, except that in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Borrowers may move any record relating to any Collateral to a location in the United States other than those shown on Schedule 9.1.6 hereto so long as Borrowers have given Lender at least 5 days prior written notice of such new location and prior to moving to such location there have been filed any UCC-1 financing statements or other appropriate documentation necessary to perfect or continue perfection of Lender’s first priority Liens subject to Permitted Liens with respect to such Collateral.
          8.1.2. Insurance of Collateral; Condemnation Proceeds. Borrowers shall, upon request by Lender, deliver the originals or certified copies of all insurance policies to Lender with certificates of insurance reasonably satisfactory to Lender naming Lender as an additional insured with respect to Borrowers’ general liability insurance. If any Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Each Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies (other than reports with respect to professional liability insurance).
          8.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Lender to any Person to realize upon any Collateral shall be borne and paid by Borrowers. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender’s actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers’ sole risk.
          8.1.4. Defense of Title to Collateral. Each Borrower shall at all times defend such Borrower’s title to the Collateral and Lender’s Liens therein against all Persons and all claims and demands whatsoever.
     8.2. Administration of Accounts.

          8.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon. Each Borrower shall also provide to Lender on or before the 25th day of each month, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed (“Schedule of Accounts”), and, upon Lender’s request therefor, copies of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if an Account in the face amount in excess of $1,000,000 ceases to be an Eligible Account in whole or in part, Borrowers shall notify Lender of such occurrence promptly (and in any event within 5 Business Days) after any Borrower’s having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. To the extent permitted by Applicable Law, each Borrower shall deliver to Lender copies of invoices or invoice registers related to all of its Accounts.
          8.2.2. Discounts, Disputes and Returns. If any Borrower grants any discounts, allowances or credits on an Eligible Account in excess of 5% of the amount of such Account that are not shown on the face of the invoice for the Eligible Account involved, such Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $750,000 are in dispute between any Borrower and any Account Debtor, such Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts.
          8.2.3. Taxes. If an Account of any Borrower includes a charge for any Taxes payable to any Governmental Authority, Lender is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that Lender shall not be liable for any Taxes that may be due by Borrowers.
          8.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Lender shall have the right at any time, in the name of Lender, any designee of Lender or any Borrower to verify the validity, amount or any other matter relating to any Wholesale Receivable of such Borrower by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.
          8.2.5. Maintenance of Dominion Account.
          (i) Borrowers shall establish and maintain with Lender a system of cash management that is acceptable to Lender. Such system of cash management shall include (a) a lockbox (or lockboxes) and related Deposit Account (or Deposit Accounts) maintained with Lender, for remittance and deposit (including by way of electronic funds transfer) by Account Debtors (including all Third Party Payors) of all collections or payments with respect to Accounts and all other proceeds of Collateral, including Wholesale Receivables and Retail Receivables (including Governmental Receivables) (each a “Collection Account” and collectively “Collection Accounts”), (b) a Dominion Account into which collected funds from the Collection Accounts (other than amounts payable to physicians pursuant to PSAs) and other proceeds of Collateral shall be promptly transferred and (c) subject to Section 8.2.6, such other Deposit Accounts and/or lockboxes as Borrowers shall deem to be necessary or appropriate to conduct their business operations. Borrowers shall not deposit proceeds of Property constituting collateral security for the Senior Notes in any Collection Account or the Dominion Account, and Borrowers shall not deposit the proceeds of any Collateral into any Deposit Account maintained for or in connection with the Senior Notes or into which the proceeds of collateral security for the Senior Notes are, or are intended to be, deposited.

          (ii) All monies in the Dominion Account shall be deposited each day in the Payment Account and applied by Lender in accordance with this Agreement.
          8.2.6. Collection of Accounts and Proceeds of Collateral. To expedite collection of Accounts, each Borrower shall endeavor in the first instance to make collection of such Borrower’s Accounts for Lender and, in connection therewith, shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or collateral security relating to each such Account. All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for Lender’s benefit; and Borrowers shall promptly deposit the same in kind in the Collection Accounts. Lender retains the right at all times that an Event of Default exists to notify Account Debtors on Wholesale Receivables of any Borrower that Wholesale Receivables have been assigned to Lender, to collect Wholesale Receivables directly in its own name (and, in connection therewith, and to charge to Borrowers the collection costs and expenses incurred by Lender, including reasonable attorneys’ fees). At any time an Event of Default exists, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor on Wholesale Receivables and to compromise the amount or extend the time for payment of any Wholesale Receivables upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys’ fees, to Borrowers.
     8.3. Administration of Deposit Accounts. Each Borrower represents that, as of the Closing Date, Schedule 8.3 (as the same may be amended or supplemented from time to time) sets forth all of the Deposit Accounts maintained by each Borrower that arise out or relate to the Accounts, including Deposit Accounts into which all Payment Items relating to any Collateral are deposited; a Borrower is the sole account holder of each such Deposit Account and is not aware of any Person (other than Lender) having either dominion or control (within the meaning of Section 9-104 of the UCC) over any such Deposit Account or any property deposited therein (other than any such control that has been released or terminated on or before the Closing Date and control arising by operation of law in favor the depository bank in which such Deposit Account is maintained); and each Borrower has taken all actions required to establish Lender’s “control” (within the meaning of Section 9-104 of the UCC) over the Dominion Account and any other Deposit Account that relates to the Accounts (other than any Deposit Account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Borrower’s employees or into which payments with respect to Governmental Receivables are directly deposited or transferred). In no event shall Borrower open any new Deposit Accounts other than those disclosed in the Cash Management Order or related motion without Lender’s prior written consent.
     8.4. Borrowing Base Certificates. Borrowers shall deliver to Lender a Borrowing Base Certificate (a) on the Closing Date (with the information contained therein to be as of November 30, 2010), and (b) on or before the 3rd Business Day of each week, beginning December 15, 2010, prepared as of the close of business of Sunday for the immediately preceding week. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrowers and certified by an authorized officer to Lender, provided that Lender shall have the right to review and adjust, in the exercise of its sole and absolute discretion, any such calculation to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate most recently received by Lender, as the calculation in such Borrowing Base Certificate may be adjusted from time to time by Lender as herein authorized.

SECTION 9. REPRESENTATIONS AND WARRANTIES
     9.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make available the Commitment, each Borrower warrants and represents to Lender that:
          9.1.1. Organization and Qualification. Each Borrower and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of such Borrower or Subsidiary, as the case may be, to be so qualified would reasonably be expected to have a Material Adverse Effect.
          9.1.2. Power and Authority. Subject to the entry and continued effectiveness of the Financing Orders, each Borrower and each Guarantor is duly authorized and empowered to enter into, execute, deliver and perform each of the DIP Financing Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other DIP Financing Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of any Borrower or any of its Subsidiary other than those obtained on or prior to the date hereof; (ii) contravene the Organic Documents of any Borrower or any of its Subsidiaries; (iii) subject to the entry and continued effectiveness of the Financing Orders, violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries, except in the case of clauses (iii), (iv) or (v) of this Section 9.1.2 as would not reasonably be expected to have a Material Adverse Effect.
          9.1.3. Legally Enforceable Agreement. Subject to the entry and continued effectiveness of the Financing Orders, the DIP Financing Documents when delivered will be, legal, valid and binding obligations of each Borrower and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such DIP Financing Documents.
          9.1.4. Capital Structure. As of the date hereof, Schedule 9.1.4 hereto states (i) the correct name of each Borrower, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person. Each Borrower has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable.
          9.1.5. Corporate Names. To the best of its knowledge, during the 5-year period preceding the date of this Agreement, no Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Schedule 9.1.5 hereto. To the best of its knowledge, except as set forth on Schedule 9.1.5, as of the Closing Date, no Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          9.1.6. Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of each Borrower and its Subsidiaries are as listed on Schedule 9.1.6 hereto.
          9.1.7. Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries has good title to all of its personal Property, including all Property reflected in the financial statements referred to in Section 9.1.9 or delivered pursuant to Section 10.1.3, except as could not be reasonably be expected to have a Material Adverse Effect, in each case free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged, and has caused each of its Subsidiaries to pay and discharge, all material lawful claims which, if unpaid, might become a Lien against any Properties of such Borrower or any such Subsidiary that is not a Permitted Lien. The Liens granted to Lender pursuant to this Agreement and the other Security Documents are duly perfected, first priority Liens, subject only to those Permitted Lines that are expressly permitted by the terms of this Agreement to have priority over the Liens of Lender or as otherwise set forth in the Financing Orders.
          9.1.8. Wholesale Receivables and Retail Receivables.
          (i) Wholesale Receivables. Lender may rely, in determining which Wholesale Receivables are Eligible Wholesale Receivables, on all statements and representations made by Borrowers with respect to any Account. With respect to each Eligible Wholesale Receivable, each Borrower warrants that:
     (a) it is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;
     (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;
     (c) it is for a sum certain maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender on request;
     (d) such Account, and Lender’s security interest therein, is not, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes and except for offsets or deductions contemplated by the invoice evidencing an Account or arising in the Ordinary Course of Business and disclosed to Lender, each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;
     (e) the contract under which such Account arose does not condition or restrict a Borrower’s right to assign to Lender the right to payment thereunder unless such Borrower has obtained the Account Debtor’s consent to such collateral assignment or complied with any conditions to such assignment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Lender);
     (f) such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such

Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the Ordinary Course of Business and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to Section 8.2.1;
     (g) to the best of such Borrower’s knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Account or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;
     (h) to the best of such Borrower’s knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) is Solvent; and
     (i) to the best of such Borrower’s knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in such Account Debtor’s financial condition or the collectability of such Account.
          (ii) Retail Receivables. Lender may rely, in determining which Retail Receivables are Eligible Retail Receivables, on all statements and representations made by Borrowers with respect to any Retail Receivable. With respect to each Eligible Retail Receivable, each Borrower warrants that:
     (a) all information relating to such Retail Receivable that has been delivered to Lender is true and correct in all material respects. With respect to each such Retail Receivable, such Retail Receivable has been billed after the date the services or goods giving rise to such Retail Receivable were rendered or provided, as applicable, all information set forth in the bill and supporting claim documents is true, complete and correct in all material respects and each bill contains an express direction requiring the Third Party Payor to remit payments as set forth in Section 8.2.6;
     (b) such Retail Receivable is payable in an amount not less than its Net Realizable Value by the Third Party Payor identified by Borrowers as the payor thereon and is recognized as such by such Third Party Payor. There is no payor on such Retail Receivable other than the Third Party Payor identified by Borrower as the payor primarily liable on such Retail Receivable;
     (c) no such Retail Receivable (1) requires the approval of any Person for the grant of a Lien in such Retail Receivable to Lender hereunder or (2) is past the statutory limit for collection applicable to the Third Party Payor;
     (d) the patient received the services constituting the basis of such Retail Receivable in the Ordinary Course of Business;
     (e) the fees and charges charged by such Borrower for the services constituting the basis for such Account were when rendered consistent with (1) the usual, customary and reasonable fees charged by such Borrower or (2) negotiated fee contracts with, or imposed fee schedules from, the applicable Third Party Payor;

     (f) the Third Party Payor with respect to such Retail Receivable is, to such Borrower’s actual knowledge but without inquiry, located in the United States and is (1) a Person which in the Ordinary Course of Business agrees to pay for healthcare services received by individuals, including commercial insurance companies and non-profit insurance companies issuing health or other types of insurance, employers or unions, self-insured healthcare organizations, preferred provider organizations and health insured, prepaid maintenance organizations, (2) a state, an agency or instrumentality of a state or a political subdivision of a state or (3) the United States or an agency or instrumentality of the United States;
     (g) if requested by Lender, a copy of each related Provider Agreement to which a Borrower is a party has been delivered to Lender unless any such delivery is prohibited by the terms of the Provider Agreement or by Applicable Law; and
     (h) neither such Retail Receivable nor the related Provider Agreement contravenes any material Applicable Laws applicable thereto and no Borrower is in violation of any such Applicable Law.
          9.1.9. Financial Statements; Fiscal Year. The Consolidated balance sheet of Borrowers and such other Persons described therein as of September 30, 2010, and the related statements of income, changes in stockholder’s equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the Consolidated financial positions of Borrowers and such Persons at such dates and the results of Borrowers’ operations for such periods. Since September 30, 2010, there has been no material adverse change in the Consolidated financial condition of Borrowers and such other Persons as shown on the Consolidated balance sheet as of such date, except (i) the commencement of the Chapter 11 Cases and (ii) as set forth in filings made by Borrowers with the SEC that were provided by Borrowers to Lender prior to the Petition Date.
          9.1.10. Full Disclosure. The financial statements referred to in Section 9.1.9 do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement, when taken together, contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstance in existence on the date hereof which any Borrower has failed to disclose to Lender in writing that would reasonably be expected to have a Material Adverse Effect.
          9.1.11. Reserved.
          9.1.12. Surety Obligations. As of the date hereof, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety, performance or similar bond issued to assure payment, performance or completion of performance of any undertaking or obligation of any Person.
          9.1.13. Taxes. The FEIN of each of each Borrower and each of its Subsidiaries is as shown on Schedule 9.1.13. Each Borrower and each of its Subsidiaries has filed all material federal, state and local tax returns and other material reports it is required by law to file and has paid, or made provision for the payment of, all material Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and each of its Subsidiaries are adequate in accordance with GAAP or all years not closed by applicable statutes, and for its current Fiscal Year.

          9.1.14. Intellectual Property. Each Borrower and each of its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others, except in each case as could not reasonably be expected to have an Material Adverse Effect.
          9.1.15. Governmental Approvals. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except in each case as could not reasonably be expected to have a Material Adverse Effect.
          9.1.16. Compliance with Laws. Each Borrower and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law, including all Healthcare Laws (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect). Without limiting the generality of the foregoing, except to the extent that any failure of Borrower or any of its Subsidiaries to comply with an Applicable Law could not reasonably be expected to have a Material Adverse Effect:
          (i) neither any Borrower nor any of the Subsidiaries is engaged in or has engaged in any course of conduct that could subject any of their respective Properties to any Lien, seizure or other forfeiture under any criminal law, racketeer-influenced and corrupt organizations law, civil or criminal, or other similar laws; and
          (ii) neither any Borrower nor any of the Subsidiaries has engaged in any activities that are prohibited under any Medicaid Regulations or Medicare Regulations, or any related state or local statutes or regulations, or which are prohibited by binding rules of professional conduct, including the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another Person, with intent to secure such benefit or payment fraudulently; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay such remuneration (1) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by or pursuant to any Medicare Regulations, any Medicaid Regulations or any other Applicable Law (including any Anti-Kickback Statutes) relating to Third Party Payors or (2) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by or pursuant to any Medicare Regulations, Medicaid Regulations or other Applicable Law relating to Third Party Payors.
          9.1.17. Burdensome Contracts. No Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect.
          9.1.18. Litigation. Except for the Chapter 11 Cases and as set forth on Schedule 9.1.18, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Borrower, threatened on the date hereof against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries, (i) which relate to any of the DIP Financing Documents or any of the transactions contemplated thereby or (ii) which could reasonably be expected to have a Material Adverse Effect. To the knowledge of each Borrower, no Borrower nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal that could reasonably be expected to have a Material Adverse Effect.
          9.1.19. No Defaults. No event has occurred and no condition exists which would, upon or immediately after the execution and delivery of this Agreement or any Borrower’s performance hereunder, constitute a Default or an Event of Default.
          9.1.20. Reserved.
          9.1.21. ERISA. Except as disclosed on Schedule 9.1.21, no Borrower nor any of its Subsidiaries has any Plan on the date hereof. Each Borrower and each of its Subsidiaries is in material compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a Material Adverse Effect exists in connection with any Plan. No Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.
          9.1.22. Labor Relations. Except as described on Schedule 9.1.22, no Borrower nor any of its Subsidiaries is on the date hereof a party to or bound by any collective bargaining agreement. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Borrower’s or any Subsidiary’s employees, or, to any Borrower’s knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.
          9.1.23. Not a Regulated Entity. No Obligor is (i) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940, or (ii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
          9.1.24. Margin Stock. No Borrower nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
          9.1.25. Anti-Terrorism Laws.
          (i) General. No Borrower nor any of its Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
          (ii) Executive Order No. 13224.
          (a) No Borrower nor, to the best of its knowledge, any of its Affiliates is any of the following (each a “Blocked Person”): (1) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (2) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (3) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (4) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (5) a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list; (6) a Person or entity who is affiliated with a Person or entity listed above; or (7) an agency of the government of, an organization directly or indirectly controlled by, or a Person resident in, a country on any official list maintained by OFAC.
          (b) No Borrower nor, to the best of its knowledge, any of its Affiliates (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (2) has any of its assets in a Blocked Person, (3) deals in, or otherwise engages in any transaction relating to, any Property or interests in Property blocked pursuant to Executive Order No. 13224, or (4) derives any of its operating income from investments in or transactions with a Blocked Person.
          9.1.26. Payable Practices. No Borrower nor any of its Subsidiaries has made any material change in its historical accounts payable practices from those in effect immediately prior to the Petition Date.
          9.1.27. Not the Holder of Plan Assets. No Borrower is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any “plan” (within the meaning of Section 4975 of the Internal Revenue Code), and neither the execution of this Agreement nor the funding of any Loans gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
          9.1.28. Reimbursement from Third Party Payors. The Accounts, after giving effect to the Contractual Adjustment Allowance in effect from time to time, have been and will continue to be adjusted to reflect reimbursement policies of Third Party Payors. In particular, Accounts relating to such Third Party Payors do not and will not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.
          9.1.29. Licensing, Accreditation and Other Governmental Approvals. Except to the extent that the failure to have or maintain the same is not reasonably likely to have a Material Adverse Effect, each Borrower and each of the Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it. Except to the extent that the same is not reasonably likely to have a Material Adverse Effect, each Borrower and each of the Subsidiaries has, to the extent applicable: (i) obtained (or been duly assigned) all required certificates of need or determinations of need as required by the relevant Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses; (iii) to the extent prudent and customary in the industry in which such Person is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) obtained and maintains Medicaid Certification and

Medicare Certification; and (v) entered into and maintains in good standing such Person’s Medicare Provider Agreement and Medicaid Provider Agreement.
          9.2. Reaffirmation of Representations and Warranties. Each representation and warranty contained in this Agreement and the other DIP Financing Documents shall be deemed to be made on the Closing Date and reaffirmed by each Borrower on each day that Borrowers request or are deemed to have requested any Loan, Letter of Credit or other extension of credit hereunder, except for changes in the nature of a Borrower’s or, if applicable, any Subsidiary’s business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Lender has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only as of a specific date shall be deemed made only at and as of such date.
          9.3. Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other DIP Financing Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.
SECTION 10. COVENANTS AND CONTINUING AGREEMENTS
          10.1. Affirmative Covenants. For so long as there is any Commitment outstanding and thereafter until Full Payment of the Obligations (other than contingent indemnification obligations for which no claim has been made), each Borrower covenants that it shall and shall cause each Subsidiary to:
               10.1.1. Visits and Inspections. Permit representatives of Lender, but only during normal business hours and (except when an Event of Default exists) upon reasonable prior notice to a Borrower, to visit the Properties of such Borrower and each of its Subsidiaries to inspect, audit and make extracts from such Borrower’s and each Subsidiary’s books and records, and discuss with its officers, its employees and its independent accountants, such Borrower’s and each Subsidiary’s business, financial condition, business prospects and results of operations; provided that Borrowers shall only be required to reimburse Lender for such audits and inspections to the extent required by Section 3.2.4. Lender shall not have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection. Lender shall comply with all applicable privacy laws in connection with such investigations and/or audits.
               10.1.2. Notices. Notify Lender in writing, promptly after a Borrower’s obtaining knowledge thereof, of: (i) of the commencement of any litigation affecting any Obligor (other than litigation arising in the Chapter 11 Cases), whether or not the claims asserted in such litigation are considered by Borrowers to be covered by insurance, and of the institution of any administrative proceeding, in each case to the extent that such litigation or proceeding could reasonably be expected to have a Material Adverse Effect, provided that notice shall not be required to be given to the extent prohibited by Applicable Law; (ii) any material labor dispute to which any Obligor may become a party, any pending or threatened strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iii) any material default by any Obligor under, or termination of, any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $1,000,000; (iv) the existence of any Default or Event of Default; (v) any judgment against any Obligor in an amount exceeding $1,000,000; (vi) any violation or asserted violation by any Borrower of any Applicable Law (including Healthcare Laws, ERISA, OSHA, FLSA, or any Environmental Laws) which could reasonably be expected to have a Material Adverse Effect; (vii) any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor; (viii) the discharge of Borrowers’ independent accountants or any withdrawal of resignation by such independent accountants from their acting in such capacity; (ix) any investigation of any Obligor by any Governmental Authority (including the SEC or the U.S. Department of Justice); (x) any notice received by an Obligor from HHS, CMS or any other federal or state agency relating to the suspension or termination of an Obligor’s participation in the Medicare or Medicaid program or of payments to such Obligor thereunder; (xi) the incurrence of Debt of the type permitted pursuant to Section 10.2.2(x); and (xii) the acquisition or purchase by Borrowers of Post-Petition Purchase Money Property in any month for an aggregate purchase price in excess of $350,000 or in any individual transaction for a purchase price in excess of $350,000.
          10.1.3. Financial and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made reflecting all material financial transactions that are necessary to permit preparation of financial statements in accordance with GAAP; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers’ certified public accountants concur in any change therein, such change is disclosed to Lender and is consistent with GAAP ):
          (i) as soon as available, and in any event within 120 days after the close of each Fiscal Year audited balance sheets of Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders’ equity and cash flow, on a Consolidated basis, certified without an Impermissible Qualification (except for a going concern qualification arising solely as a result of the commencement of the Chapter 11 Cases) by a firm of independent certified public accountants of recognized national standing selected by Borrowers but reasonably acceptable to Lender and setting forth in each case in comparative form the corresponding Consolidated figures for the preceding Fiscal Year;
          (ii) as soon as available, and in any event within 30 days after the end of each month hereafter (but within 60 days after the last month in a Fiscal Year), unaudited balance sheets of Borrowers and their respective Subsidiaries as of the end of such month and the related unaudited statements of income and cash flow for such month and for the portion of Borrowers’ Fiscal Year then elapsed, on a Consolidated basis, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting in all material respects the Consolidated financial position and results of operations of Borrowers and their respective Subsidiaries for such month and year-to-date period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;
          (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses which any Borrower files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;
          (iv) promptly after the sending or filing thereof, copies of any annual report to be filed in accordance with ERISA in connection with each Plan;
          (v) such other data and information (financial or otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or the financial condition or results of operations of Borrowers and their respective Subsidiaries;

          (vi) promptly after delivery thereof to the U.S. Trustee or any examiner appointed in the Chapter 11 Cases, a copy of each report delivered to the U.S. Trustee or such examiner; and
          (vii) promptly after any Borrower’s obtaining knowledge thereof:
          (A) (I) any pleading filed with the Court seeking relief from the automatic stay or conversion or dismissal of the Chapter 11 Cases, (II) any written offer or other written expression of interest from any Person to purchase any material part of the Collateral, and (III) any proposed sale of any of the Collateral (including with such notice copies of drafts of all instruments and agreements applicable to any such sale), which shall specify the identity of the proposed purchaser, the terms of the proposed sale and the expected date of closing, subject to Court approval; and
          (B) Copies of all pleadings, motions, reports, applications and other papers filed by any Borrower with the Court as well as copies of all billing and expense statements received from any Professional Person. Borrowers shall include counsel for Lender on any “Special Notice List” or other similar list of parties to be served with papers in the Chapter 11 Cases.
     The timely delivery by Borrowers to Lender of the annual report on form 10-K for Parent and its Consolidated Subsidiaries shall satisfy Borrowers’ obligations under Section 10.1.3(i) above, provided that such form 10-K satisfies all of the requirements of Section 10.1.3(i). Concurrently with the delivery of the financial statements described in clause (i) of this Section 10.1.3, Borrowers shall deliver to Lender a copy of the accountants’ letter to Borrowers’ management that is prepared in connection with such financial statements.
          10.1.4. Off-Site Data Storage. Store duplicate or back-up copies of Borrowers’ billing records, updated daily, at an off-site facility.
          10.1.5. Reserved.
          10.1.6. Taxes. Pay and discharge all material Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.
          10.1.7. Compliance with Laws. Comply with (a) each Financing Order and all other orders entered by the Court in the Chapter 11 Cases and (b) all Applicable Law, including the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, ERISA, all Healthcare Laws, all Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, in each case to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the owned real Property of any Borrower or any of its Subsidiaries, Borrowers shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

          10.1.8 Insurance. Maintain with its current insurers or with other financially sound and reputable insurers having a minimum financial guideline of AM Best rating of A- VII, (i) insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts and with such coverages, limits and deductibles as is customary in the business of such Borrower or such Subsidiary and (ii) business interruption insurance in an amount not less than $25,000,000.
          10.1.9 Budget.
          (a) Comply with the terms of the Budget such that on the Friday of each week, (i) the cash collections received by Borrowers shall not be less than 85% of the amount specified as “total cash receipts” in the Budget for the Applicable Budget Period, and (ii) the cash disbursements made by Borrowers shall not exceed 115% of the amount specified as “total cash disbursements” in the Budget for the Applicable Budget Period.
          (b) On or before the close of business on the 3rd Business Day of each week, deliver to Lender a Compliance Certificate (and, at Borrowers’ discretion, an updated Budget) as of the Friday immediately preceding the 3rd Business Day of such week by submitting to Lender comparisons of budgeted to actual financial performance as well as supplemental Budgets to include the entire DIP Term, all of which Budgets must (i) demonstrate that Borrowers will have positive Availability at all times, and (ii) be reasonably acceptable in substance to Lender.
          (c) On or before January 31, 2011, deliver to Lender an updated Budget through the last day of the DIP Term.
          10.1.10 Notice to Lender Regarding Plan Option or Sale Option. On or before January 15, 2011, provide written notice to Lender informing Lender of Borrowers’ election to pursue either the Plan Option or the Sale Option.
          10.1.11 Compliance with Plan Benchmarks or Sale Benchmarks. Pursuant to Borrowers’ election to pursue either the Plan Option or the Sale Option, as set forth in Section 10.1.10 of this Agreement, Borrowers shall comply with the Plan Benchmarks or the Sale Benchmarks, as applicable.
     10.2. Negative Covenants. For so long as there is any Commitment outstanding and thereafter until Full Payment of the Obligations (other than contingent indemnification obligations for which no claim has been made), each Borrower covenants that it shall not and shall not permit any of its Subsidiaries to:
          10.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except (i) any Subsidiary which is not an Obligor may be merged or consolidated with or into any other Subsidiary that is not an Obligor, (ii) subject to the approval of the Court, any Obligor may be merged or consolidated with or into any other Obligor, (iii) any Subsidiary that is not an Obligor may be merged with or consolidated into any Person, and (iv) any Subsidiary that is not an Obligor may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect. Nothing herein will affect the right of Pre-Petition Agent or Lender to give, or withhold, its consent to any proposed sale or other disposition of Collateral.

          10.2.2. Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt, except:
          (i) the Obligations;
          (ii) Debt existing on the Petition Date;
          (iii) Permitted Purchase Money Debt;
          (iv) Permitted Contingent Obligations;
          (v) Debt of any Person that is in existence at the time that it becomes or is consolidated into or merged with a Subsidiary of such Borrower or that is secured by any asset acquired by any Borrower or any Subsidiary at the time of any such acquisition, provided that such Debt is not incurred in contemplation of such Person becoming a Subsidiary or such acquisition of such asset by any Borrower or any of its Subsidiaries, as the case may be;
          (vi) Debt of an Obligor to any other Obligor or a Subsidiary that is not an Obligor;
          (vii) Debt of a Subsidiary that is not an Obligor to another Subsidiary that is not an Obligor;
          (viii) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business, provided that such Debt is extinguished within 5 Business Days of its incurrence;
          (ix) Hedging Agreements entered into in the Ordinary Course of Business and not for speculative purposes;
          (x) Debt of a Borrower and its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances and similar obligations and trade-related letters of credit, in each case provided that such Debt is incurred in the Ordinary Course of Business and not in connection with Debt for Money Borrowed, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business;
          (xi) Debt arising from agreements of a Borrower or any Subsidiary of a Borrower providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business, assets or a Subsidiary of a Borrower, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of a Borrower for the purpose of financing such acquisition;
          (xii) Debt incurred by a Subsidiary that is not an Obligor which is non-recourse to the Obligors;
          (xiii) Debt incurred by a Borrower or any Subsidiary thereof to finance the payment of insurance premiums;
          (xiv) Debt of InSight Health under the Senior Notes up to an aggregate principal amount of $315,000,000;

          (xv) Debt that is not included in any of the preceding paragraphs of this Section 10.2.2, is not secured by a Lien and does not exceed at any time, in the aggregate, the sum of $30,000,000 as to all Borrowers and all of their Subsidiaries;
          (xvi) Reserved;
          (xvii) claims against a Borrower in existence on the Petition Date to the extent not incurred in violation of the Pre-Petition Loan Agreement; and
          (xviii) Debt (other than Debt for Money Borrowed) incurred in the Ordinary Course of Business of a Borrower during the Chapter 11 Cases, including Professional Expenses, so long as such Debt is not past due and payable (other than as required by the Court) and is not secured by a Lien that is not permitted pursuant to Section 10.2.4 of this Agreement.
          10.2.3. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate, except: (i) the transactions contemplated by the DIP Financing Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to Borrowers or their respective Subsidiaries; (iii) payment of customary directors’ fees and indemnities and reimbursements paid to directors of Parent and its Subsidiaries; (iv) the issuance or sale of Equity Interests of Parent (and the exercise of any warrants, options or other rights to acquire Equity Interests of Parent), to the extent not prohibited in this Agreement, (v) transactions between Borrowers, between or among any Borrower and any Guarantor or between and among Obligors (other than Parent), (vi) transactions existing prior to the date hereof (and renewals or replacements thereof on terms, in each case taken as a whole, not more disadvantageous to the applicable Obligor or Subsidiary); (vii) transactions expressly permitted under this Agreement; and (viii) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and upon fair and reasonable terms that are fully disclosed to Lender and are no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arm’s length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary.
          10.2.4. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):
          (i) Liens granted to Pre-Petition Agent under the Pre-Petition Loan Documents with respect to Collateral in existence on the Petition Date and the proceeds thereof, as well as Liens granted to Pre-Petition Agent as adequate protection under the Financing Orders;
          (ii) Liens at any time granted to secure the Obligations;
          (iii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or delinquent or being Properly Contested;
          (iv) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by Applicable Law (excluding any Lien for Taxes but including any Lien imposed pursuant to any of the provisions of ERISA) arising in the Ordinary Course of Business of a Borrower or a Subsidiary, but only if and for so long as (x) payment in respect of any such Lien is not overdue for a period of more than 30 days or the obligations secured by any such Liens are being Properly Contested and (y) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary, taken as a whole, and do not materially impair the use thereof in the operation of Borrowers’ and their Subsidiaries’ business, taken as a whole;
          (v) Purchase Money Liens securing Permitted Purchase Money Debt;
          (vi) Liens securing Debt of a Subsidiary of a Borrower to another Borrower or to another such Subsidiary;
          (vii) Liens arising by virtue of the rendition, entry or issuance against such Borrower or any of its Subsidiaries, or any Property of such Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree for an amount that exceeds, individually or in the aggregate, $25,000 for so long as each Lien (a) is in existence for less than 30 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to any Liens in favor of Lender;
          (viii) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations, performance and return of money bonds and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Lender;
          (ix) easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of such Borrower or any of its Subsidiaries that do not secure any monetary obligation and do not interfere with the ordinary conduct of the business of the Borrowers and their Subsidiaries, taken as a whole;
          (x) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC on checks and other items of payment in the course of collection;
          (xi) Liens to secure the Senior Notes on the Property of Borrowers that secures the Senior Notes and Liens granted to the holders of the Senior Notes as adequate protection in the Chapter 11 Cases, in each case only to the extent that such Liens do not attach to or encumber any of the Collateral;
          (xii) such other Liens as appear on Schedule 10.2.4, to the extent provided therein (and renewals, replacements, refinancings and extensions thereof to the extent not prohibited under this Agreement), provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Petition Date;
          (xiii) pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
          (xiv) Liens on Property of a Person existing at the time such Person is acquired or merged with or into or consolidated with an Obligor or Subsidiary thereof to the extent permitted hereunder (and not created in anticipation or contemplation thereof), provided that such Liens do not extend to Property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;

          (xv) any interest or title of a lessor under any lease entered into by a Borrower or any Subsidiary thereof in the Ordinary Course of Business;
          (xvi) Liens solely on any cash earnest money deposits made by a Borrower or any Subsidiary thereof in connection with any letter of intent or purchase agreement permitted hereunder;
          (xvii) Liens in favor of customs and revenue authorities arising as a matter of Applicable Law to secure payment of customs duties in connection with the importation of Goods;
          (xviii) Liens of sellers of Goods to a Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of Applicable Law in the Ordinary Course of Business, covering only the Goods sold and securing only the unpaid purchase price for such Goods and related expenses;
          (xix) to the extent constituting a Lien, Retained Rights;
          (xx) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted hereunder;
          (xxi) Liens on Property other than the Collateral not otherwise permitted by this Section so long as the aggregate outstanding principal amount of Debt secured thereby does not exceed $3,000,000 at any time; and
          (xxii) Liens to secure Adequate Protection Claims, to the extent permitted by the Court and, if with respect to Collateral, provided they are subordinate to the Liens of Lender.
The foregoing negative pledge shall not apply to any Margin Stock to the extent that the application of such negative pledge to such Margin Stock would require filings or other actions by Lender under Regulation U or other regulations of the Board of Governors, or otherwise result in a violation of any such regulations.
          10.2.5. Restrictions on Payment of Certain Debt. Make any payments with respect to any (a) Pre-Petition Debt or other claims arising prior to the Petition Date against any Borrower, except as expressly approved by an order of the Court, or (b) Subordinated Debt other than payment of regularly scheduled installments of principal and interest and fees and other charges when required to be paid by any instrument or agreement evidencing such Subordinated Debt, but in each case only to the extent that payment thereof is not violative of any subordination agreement relating to such Subordinated Debt and is approved by the Court.
          10.2.6. Distributions. Declare or make any Distributions, except for Upstream Payments.
          10.2.7. Disposition of Assets. Make any Asset Disposition other than a Permitted Asset Disposition.
          10.2.8. Restricted Investments. Make or have any Restricted Investment.
          10.2.9. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Parent, InSight Health or any of their respective Subsidiaries.

          10.2.10. Accounting Changes. Establish a fiscal year different from the Fiscal Year.
          10.2.11. Organic Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organic Documents as in effect on the date hereof, except for changes that do not affect in any way (i) such Borrower’s or any of its Subsidiaries’ right and authority to enter into and perform the DIP Financing Documents to which it is a party, (ii) the perfection of Lender’s Liens in any Collateral, or (iii) the authority or obligation of an Obligor to pay or perform any of the Obligations.
          10.2.12. Restrictive Agreements. Enter into or become a party to any Restrictive Agreement, other than a Permitted Restrictive Agreement.
          10.2.13. Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the Ordinary Course of Business to hedge or mitigate risks to which any Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for any speculative purpose.
          10.2.14. Anti-Terrorism Laws. Conduct any business or engage in any transaction or dealing with any Blocked Person (as defined in Section 9.1.25(ii)), including making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. Borrowers shall deliver to Lender any certification or other evidence requested from time to time by Lender, in its discretion, confirming each Borrower’s compliance with this Section 10.2.14.
          10.2.15. Conduct of Business. Engage in any business other than the business engaged in by it on the Petition Date and any business or activities which are substantially similar, related or incidental thereto and reasonable extensions thereof.
          10.2.16. Multiemployer Plans. Become, or permit any Subsidiary to become a party to a Multiemployer Plan.
          10.2.17. Amendments to Senior Note Indenture. Amend, modify or supplement, or permit any Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement of) any of the Senior Note Documents if such amendment, modification or supplement provides for any of the following or has any of the following effects:
          (i) increases the overall principal amount of any Debt evidenced by any of the Senior Notes or increases the amount of any single scheduled installment of principal or interest in excess of amounts otherwise permitted under this Agreement;
          (ii) shortens or accelerates the date upon which any installment of principal or interest becomes due under the Senior Notes or adds any additional redemption or pre-payment provisions;
          (iii) shortens the final maturity date of such Debt or otherwise accelerates the amortization schedule with respect to such Debt;
          (iv) increases the rate of interest accruing in respect of the principal amount of such Debt;

          (v) provides for the payment of additional fees or increases the amount of existing fees with respect to such Debt;
          (vi) amends or modifies any financial or negative covenant (or a covenant that prohibits or restricts a Borrower or any of its Subsidiaries from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to such Borrower or such Subsidiary or that is otherwise materially adverse to such Borrower or its Subsidiaries or Lender, or, in the case of adding covenants, that places material additional restriction on such Borrower or such Subsidiary or that requires such Borrower or such Subsidiary to comply with more restrictive financial ratios or requires such Borrower to better its financial performance from that set forth in the existing financial covenants (taking into account, the aggregate adjustments, if any, to the thresholds and exceptions applicable thereto on a covenant-by-covenant basis);
          (vii) results in any of the DIP Financing Documents not constituting a “Credit Agreement” under the Senior Note Documents; or
          (viii) amends, modifies or adds any affirmative covenant in a manner which, when taken as a whole, is materially adverse to a Borrower or its Subsidiaries or Lender.
          10.2.18. Modifications to Financing Orders. Seek or consent to any amendment, supplement or any other modification of any of the terms of the Financing Orders without the prior written consent of Lender.
          10.2.19. Filing of Motions or Applications. Without the prior written consent of Lender, apply to the Court for authority to (a) take any action that is prohibited by the terms of any of the DIP Financing Documents, (b) refrain from taking any action that is required to be taken by the terms of any of the DIP Financing Documents or the Financing Orders or (c) permit any Debt, claim or Lien to be pari passu with or senior to any of the Obligations or Liens in favor of Lender.
     10.3. Filing of Plan. Obligors shall file (as sole proponents or jointly with one or more Committees), on or before the termination of Obligors’ exclusivity under Section 1121 of the Bankruptcy Code and, in all events, within 120 days after the Petition Date, a Reorganization Plan which shall provide, among other things, for the Full Payment on the effective date of all Obligations and, to the extent not otherwise fully paid, the Pre-Petition Debt, including the Cash Collateralization of all of Obligors’ outstanding contingent obligations with respect to Pre-Petition LCs, Letters of Credit and Banking Relationship Debt (including repayment in the form of refinancing thereof pursuant to exit financing provided by Lender); for the allowance of the Pre-Petition Debt as a fully secured claim; for a and a full and complete release of any and all Claims that any Obligor or the Estate of any Obligor might have or assert against Lender, in its capacity as Pre-Petition Agent or Pre-Petition Lender or any “issuing bank” under the Pre-Petition Loan Agreement, that arise under any provision in Chapter 5 of the Bankruptcy Code and have not been asserted during the pendency of the Chapter 11 Cases; and which shall contain such other terms and conditions as are reasonably acceptable to Pre-Petition Agent and Lender.
SECTION 11. CONDITIONS PRECEDENT
          11.1. Conditions Precedent to Initial Credit Extensions. Lender shall not be required to fund any Loan requested by Borrowers on the Closing Date or otherwise to extend credit to Borrowers on the Closing Date, and Lender shall have no obligation to issue any Letter of Credit on the Closing Date, unless each of the following conditions has been satisfied, no later than 10 days after the Petition Date:

          11.1.1. DIP Financing Documents. Each of this Agreement and the other DIP Financing Documents shall have been duly executed and delivered to Lender by each of the signatories thereto.
          11.1.2. Dates. The Chapter 11 Cases shall have commenced on or before December [10], 2010, and the closing of the transactions contemplated by this Agreement occurs on or before the Closing Date.
          11.1.3. Absence of Default or Event of Default. The absence of any Default or Event of Default under the this Agreement or the other DIP Financing Documents.
          11.1.4. Representations and Warranties. All representations and warranties made by Borrowers under this Agreement and the other DIP Financing Documents are true and correct in all material respects as if made on the Closing Date and on the date of each request for a Loan, except to the extent such representations or warranties relate solely to an earlier date (in which case, they shall be true and correct in all material respects as of such earlier date).
          11.1.5. Legal Opinions. Lender shall have received the favorable written legal opinions of Borrowers’ and Guarantors’ counsel with respect to the due authorization, execution and delivery of the DIP Financing Documents by those Borrowers and Guarantors organized under the laws of New York or Delaware, the validity and enforceability of the DIP Financing Documents (with customary exceptions and qualifications) under New York law and such other matters as may be reasonably required by Lender (excluding, in any event, any opinions with respect to the creation or perfection of security interests).
          11.1.6. Reserved.
          11.1.7. Reserved.
          11.1.8. Fees and Expenses. Borrowers shall have paid to Lender (or made adequate provision for the payment on the Closing Date of) all fees and expenses payable to Lender on or before the Closing Date pursuant to this Agreement or any of the other DIP Financing Documents and the transactions contemplated thereby (and, in the case of expenses, as and to the extent invoiced), including the closing fee set forth in Section 3.2.1 of this Agreement.
          11.1.9. Organic Documents. Lender shall have received copies of the Organic Documents of each Chapter 11 Debtor, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of such Chapter 11 Debtor’s organization.
          11.1.10. Financial Statements. Lender shall have received, reviewed and found acceptable all financial statements as of September 30, 2010, a Budget, and such additional financial statements as Lender shall reasonably require.
          11.1.11. Borrowing Base Certificates. Lender shall have received the Borrowing Base Certificate to be delivered pursuant to Section 8.4(a) of this Agreement.
          11.1.12. Other Proceedings. All proceedings taken in connection with the execution of the DIP Financing Documents and approval thereof by the Court (including the nature, scope and extent of notices to interested parties with respect to all hearings related to this Agreement) shall be reasonably satisfactory in form, scope, and substance to Lender.
          11.1.13. Liens. Lender shall have received evidence reasonably satisfactory to Lender that there are no other Liens upon any Collateral except for Permitted Liens.

          11.1.14. LC Conditions. With respect to the issuance of any Letter of Credit on the Closing Date, each of the LC Conditions is satisfied.
          11.1.15. Reserved.
          11.1.16. Court Orders. Lender shall have reviewed and found acceptable an order providing for joint administration of Borrowers’ Chapter 11 Cases, the Interim Financing Order, and all “first day” orders that, in Lender’s reasonable judgment, may have an impact on the Liens of or Debt owing to Lender, Pre-Petition Agent and Pre-Petition Lenders, including the Cash Management Order, and all such orders shall have been entered by the Court.
          11.1.17. No Material Adverse Change. Except solely as a result of the filing of the Chapter 11 Cases, since September 30, 2010, there has occurred no change in the business or financial condition of Borrowers, taken as a whole, that has had or could reasonably be expected to have a Material Adverse Effect.
          11.1.20. Reserved.
          11.1.21. Exclusivity. The Court shall not have entered any order terminating any of Borrowers’ exclusive time periods under Section 1121 of the Bankruptcy Code within which to file a Reorganization Plan.
          11.1.22. Budget. Lender shall have reviewed and approved the Budget and the reasonableness of all projections therein of expenses and collections.
     11.2. Conditions Precedent to All Credit Extensions. Lender shall not be required to fund any Loans or otherwise extend any credit to or for the benefit of Borrowers, and Lender shall have no obligation to issue any Letter of Credit, unless and until each of the following conditions has been and continues to be satisfied:
          11.2.1. No Defaults. No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.
          11.2.2. Representations and Warranties. Each of the representations and warranties by an Obligor in any of the DIP Financing Documents (including any representations and warranties in any certificate furnished at any time in connection herewith) are true and correct in all material respects on and as of the date of each extension of credit hereunder (except for those representations or warranties which expressly relate to an earlier date, in which case, such representations or warranties are true and correct in all material respects as of such earlier date).
          11.2.3. No Litigation. Except for the Chapter 11 Cases, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other DIP Financing Documents or the consummation of the transactions contemplated hereby or thereby.
          11.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.
          11.2.5. Borrowing Base Certificate. Lender shall have received each Borrowing Base Certificate then required by the terms of this Agreement.

          11.2.6. LC Conditions. With respect to the issuance of any Letter of Credit after the Closing Date, each of the LC Conditions is satisfied.
          11.2.7 Hearing on the Final Financing Order. With respect to all Revolver Loans requested after the expiration of the Interim Period, following proper notice and a hearing thereon, the final hearing on the motion requesting the Court’s approval of the Final Financing Order shall have been held on or before the date that is forty-five (45) days after the Interim Financing Order is entered by the Court, with the presentation of evidence and the resolution of any objections to such motion or the proposed Final Financing Order in a manner reasonably satisfactory to Lender, and the Final Financing Order shall have been entered, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of Lender.
     11.3. Limited Waiver of Conditions Precedent. If Lender shall make any Loan or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Lender), the funding of such Loan or other extension of credit shall not operate as a waiver of the right of Lender to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Lender, in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.
SECTION 12. EVENTS OF DEFAULT; REMEDIES ON DEFAULT
     12.1. Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an “Event of Default” (each of which Events of Default shall be deemed to exist unless and until waived by Lender in writing):
          12.1.1. Payment of Obligations. A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise).
          12.1.2. Misrepresentations. Any representation, warranty or other written statement to Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the DIP Financing Documents (including any representation made in any Borrowing Base Certificate), proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 9.2.
          12.1.3. Breach of Specific Covenants. Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 7.6, 8.2.5, 8.2.6, 10.1.1, 10.1.6, or 10.2 on the date that such Borrower is required to perform, keep or observe such covenant.
          12.1.4. Breach of Other Covenants. Any Obligor shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 12.1) or any other DIP Financing Document and the breach of such other covenant is not cured within 30 days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any Senior Officer.
          12.1.5. Bankruptcy Defaults. Any Obligor shall fail to comply with any of the provisions of the Financing Orders; a trustee shall be appointed in the Chapter 11 Cases; an examiner shall be appointed in the Chapter 11 Cases with enlarged powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; any Chapter 11 Case shall be dismissed or converted to a case under Chapter 7 or a motion for any such dismissal or conversion shall be filed by any Obligor; confirmation of a Reorganization Plan in the Chapter 11 Case, other than one providing for Full Payment of all of the Pre-Petition Debt and of obligations under the DIP Facility; a Confirmation Order shall be entered with respect to a Reorganization Plan (regardless of the proponent of such Reorganization Plan) if such Reorganization Plan is not an Acceptable Plan; there shall be filed by any Obligor any motion to sell all or a substantial part of the Collateral on terms that are not acceptable to Lender in its sole and absolute discretion, unless such sale shall result at the closing thereof in the Full Payment, in cash, of the Obligations and the Pre-Petition Debt; any substantial part of any Obligor’s assets, other than the Collateral, shall be sold by such and, as a consequence of such sale, such Obligor is not able to continue its business operations in substantially the same manner as was conducted by it prior to such sale; any Obligor shall file any motion to alter, amend, vacate, supplement, modify, or reconsider, in any respect, either of the Financing Orders or, without Lender’s prior written consent, either of the Financing Orders is amended, vacated, stayed, reversed or otherwise modified, whether on appeal or otherwise; the Court shall enter an order granting to any Person other than Lender relief from the automatic stay to foreclose upon a Lien with respect to any Collateral, provided that (i) Lender has a first priority Lien on such Collateral or (ii) such relief from stay could not reasonably be expected to have a Material Adverse Effect on the ongoing business operations or financial performance of Obligors; an order shall be entered for the substantive consolidation of the Estates of Obligors with any other Person; no Borrower shall have sufficient Availability on any date to pay, or shall otherwise fail to pay as and when due and payable, all costs and expenses of administration that are incurred by Borrowers in the Chapter 11 Cases that are due and payable on such date; the filing of any motion or other request with the Court seeking authority to use any cash proceeds of the Collateral or to obtain any financing under Section 364(d) of the Bankruptcy Code secured by a priming Lien, or Lien of equal priority with Lender’s Liens, upon any Collateral, in each case without Lender’s prior written consent; an application shall be filed by any Obligor for the approval of any superpriority claim in the Chapter 11 Cases that is pari passu with or senior to the Obligations or any of the Pre-Petition Debt or there shall arise or be granted any such pari passu or superpriority claim; any Obligor shall file any action, suit or other proceeding or contested matter challenging the validity, perfection or priority of any Liens of Lender securing the Pre-Petition Debt, or the validity or enforceability of any of the Pre-Petition Loan Documents, or asserting any Avoidance Claim against Lender or seeking to recover any monetary damages from Lender; or, without Lender’s consent, any Obligor shall discontinue or suspend all or any material part of its business operations or commence an orderly wind-down or liquidation of any material part of the Collateral. Notwithstanding anything in this Agreement to the contrary, Borrowers’ failure to comply with the Plan Benchmarks or the Sale Benchmarks, as applicable, shall not constitute an Event of Default under this Agreement.
          12.1.6. Business Disruption. There shall occur a cessation of a substantial part of the business of any Obligor for a period which could be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which could reasonably be expected to have a Material Adverse Effect; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs which could reasonably be expected to have a Material Adverse Effect.
          12.1.7. ERISA. A Reportable Event shall occur which Lender, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary or any Obligor is in “default” (as defined in Section 4219(c)(5) of

ERISA) with respect to payments to a Plan resulting from such Borrower’s, such Subsidiary’s or such Obligor’s complete or partial withdrawal from such Plan, in each case to the extent such occurrence could reasonably be expected to have a Material Adverse Effect.
          12.1.8. Challenge to or Insufficiency of DIP Financing Documents. Any Obligor or any of its Affiliates shall challenge or contest (or support the challenge or contest of others) in any action, suit or proceeding the validity or enforceability of any of the DIP Financing Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender, or any of the DIP Financing Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Lender in accordance with the terms thereof.
          12.1.9. Judgment. One or more judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate, $1,000,000 (other than amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification) shall be entered against any Borrower or any other Obligor and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (iii) results in the creation or imposition of a Lien upon any of the Collateral that is not a Permitted Lien.
          12.1.10. Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor or shall repudiate such Guarantor’s liability thereunder.
          12.1.11. Criminal Forfeiture. Any Obligor is criminally indicted or convicted for (i) a felony committed in the conducted of the business of such Obligor or (ii) any state or federal law (including the Controlled Substances Act, the Money Laundering Control Act of 1986, and the Illegal Exportation of War Materials Act) that could lead to a forfeiture of any material (as determined by Lender in the exercise of its discretion) Collateral.
          12.1.12. Change of Control. A Change of Control shall occur.
          12.1.13. Loss of Certification. Any Medicaid Certification or Medicare Certification of a Borrower, or any physician, medical professional corporation or other Person with which a Borrower has entered into a services, management or similar agreement shall expire, terminate, be canceled or otherwise lost, the result of which shall or could reasonably be expected to have a Material Adverse Effect.
          12.1.14. Change of Deposit Account Instructions. Any action is taken by a Borrower in contravention of any instruction given by Lender regarding the Collection Accounts or any Deposit Accounts subject to Control Agreements, including the Dominion Account, any Control Agreement is amended or terminated without the written consent of Lender, or if any Borrower fails, within 7 Business Days of receipt, to forward collections of Accounts that it receives to a Collection Account.
     12.2. Acceleration of Obligations; Termination of Commitment. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement upon or at any time after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Lender may in its discretion (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the DIP Financing

Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Lender the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys’ fees and court costs if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitment.
     12.3. Other Remedies. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Lender may in its discretion institute any Enforcement Action and exercise from time to time the following rights and remedies (subject to Applicable Law):
          12.3.1. All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Lender may be entitled under any of the DIP Financing Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other DIP Financing Documents, and none of which shall be exclusive.
          12.3.2. The right to collect all amounts at any time payable to a Borrower from any Account Debtor or other Person at any time indebted to such Borrower.
          12.3.3. The right to enter any premises where any of the Collateral shall be located (or deemed to be located) or where any books and records compromising part of the Collateral shall be located and to keep and, if applicable, store such Collateral on said premises until sold (and if said premises be owned or leased by a Borrower, then such Borrower agrees not to charge Lender for storage of any Collateral therein).
          12.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Lender, in its discretion, may deem advisable. Each Borrower agrees that any requirement of notice to any Borrower or any other Obligor of any proposed public or private sale or other disposition of Collateral by Lender shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on any Borrower’s or any other Obligor’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Lender and then to the remainder of the Obligations.
          12.3.5. The right to obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.
          12.3.6. The right to require Borrowers to Cash Collateralize outstanding Letters of Credit, and, if Borrowers fail promptly to make such deposit, Lender may advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby or the Commitment has been terminated). Any such deposit or advance shall be held by Lender in the Cash Collateral Account to fund future payments on any Letter of Credit. When all Letters of Credit have been drawn upon or expired, any amounts remaining in the Cash Collateral Account shall be applied against any outstanding Obligations, or, after Full Payment of all Obligations, returned to Borrowers.

          Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of royalty or other compensation to any Obligor or any other Person) any or all of each Borrower’s Intellectual Property and all of each Borrower’s computer hardware and software, and any Property of a similar nature, in realizing on the Collateral.
     12.4. Setoff. In addition to any Liens granted under any of the DIP Financing Documents and any rights now or hereafter available under Applicable Law, Lender (and each of its Affiliates) is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived), to set off and to appropriate and apply any and all deposits, general or special (including certificates of deposit whether matured or unmatured (but not including trust accounts or any Collection Account into which payments with respect to Governmental Receivables are directly deposited or transferred)) and any other Debt at any time held or owing by Lender or any of its Affiliates to or for the credit or the account of any Borrower against and on account of the Obligations of Borrowers arising under the DIP Financing Documents to Lender or any of its Affiliates, including all Loans and LC Obligations and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Lender shall have made any demand hereunder, (ii) Lender shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate. Notwithstanding anything herein to the contrary, Lender and its Affiliates shall not, nor shall they be entitled to, and each other Secured Party and its Affiliates hereby waives any and all rights it may have to, set-off or appropriate any or all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender and its Affiliates or any branch or agency thereof to or for the credit or the account of any Obligor, to the extent necessary for the Obligors and Lender and its Affiliates to remain in compliance with all Healthcare Laws.
     12.5. Remedies Cumulative; No Waiver.
          12.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement, the other DIP Financing Documents, or any other agreement between Lender and any Obligor, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The rights and remedies of Lender under this Agreement and the other DIP Financing Documents shall be cumulative and not exclusive of any rights or remedies that Lender would otherwise have.
          12.5.2. The failure or delay of Lender to require strict performance by Borrowers of any provision of any of the DIP Financing Documents or to exercise or enforce any rights, Liens, powers or remedies under any of the DIP Financing Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other DIP Financing Documents and no Event of Default by any Borrower under this Agreement or any other DIP Financing Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

          12.5.3. If Lender shall accept performance by a Borrower, in whole or in part, of any obligation that such Borrower is required by any of the DIP Financing Documents to perform only when a Default or Event of Default exists, or if Lender shall exercise any right or remedy under any of the DIP Financing Documents that may not be exercised other than when a Default or Event of Default exists, Lender’s acceptance of such performance by a Borrower or Lender’s exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Lender of any other right or remedy, unless otherwise expressly agreed in writing by Lender.
     12.6 Requirements Under Financing Orders. Irrespective of any provision in this Agreement or any of the other DIP Financing Documents that authorize Lender to take action or exercise remedies with or without notice, such provision shall nevertheless be subject to any requirements for the giving of notice, and for obtaining relief from the automatic stay imposed by Section 362 of the Bankruptcy Code, that are contained in the Financing Orders.
SECTION 13. RESERVED
SECTION 14. BENEFIT OF AGREEMENT
          14.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights or delegate performance of any of its obligations under any of the DIP Financing Documents. Any assignee or transferee of any rights with respect to the Note or any Loan agrees by acceptance thereof to be bound by all the terms and provisions of the DIP Financing Documents, provided that, in the event of a proposed assignment by Lender of less than the full amount of its Commitment, Lender and Borrowers agree to negotiate, in good faith, to amend this Agreement and the other DIP Financing Documents to provide for customary agency and amendment provisions, as applicable. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of the Note or of any Note issued in exchange therefor.
SECTION 15. MISCELLANEOUS
     15.1. Power of Attorney. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower’s true and lawful attorney (and agent in-fact) and Lender, or Lender’s designee, may, without notice to such Borrower and in either such Borrower’s or Lender’s name, but at the cost and expense of Borrowers:
          15.1.1. At such time or times as Lender or said designee, in its discretion, may determine, endorse such Borrower’s name on any Payment Item or other proceeds of the Collateral (including proceeds of insurance) which come into the possession of Lender or under Lender’s control.
          15.1.2. At any time that an Event of Default exists and subject to Applicable Law: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower’s rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) prepare, file and sign such Borrower’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (v) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vi) endorse the name of such Borrower upon any Payment Item relating to any Collateral and deposit the same to the account of Lender for application to the Obligations; (vii) endorse the name of such Borrower upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (viii) use such Borrower’s stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) sign the name of such Borrower to and file any proof of claim in an Insolvency Proceeding of any Account Debtor and on notices of Liens; (xii) take all action as may be necessary to obtain the payment of any letter of credit or banker’s acceptance of which such Borrower is a beneficiary; and (xiii) do all other acts and things necessary, in Lender’s determination, to fulfill such Borrower’s obligations under any of the DIP Financing Documents.
     15.2. General Indemnity. Whether or not any of the transactions contemplated by any of the DIP Financing Documents are consummated, each Borrower agrees to indemnify and defend the Lender Indemnitees and hold the Lender Indemnitees harmless from and against any Claims that may be instituted or asserted against or are incurred by any of the Lender Indemnitees. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims instituted or asserted against or incurred by any of the Lender Indemnitees (x) under any Environmental Laws or (other similar laws by reason of a Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances) or (y) under any Anti-Terrorism Laws, including any fines assessed against Lender by any Governmental Authority as a result of conduct of an Obligor. Additionally, if any Taxes (excluding Excluded Taxes but including any intangibles tax, stamp tax or recording tax) shall be payable by any party on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other DIP Financing Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers shall pay (and shall promptly reimburse Lender for its payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Lender Indemnitees harmless from and against all liability in connection therewith.
     15.3. Survival of and Limitations Upon Indemnities. Notwithstanding anything to the contrary in this Agreement or any of the other DIP Financing Documents, the obligation of each Borrower with respect to each indemnity given by it in this Agreement shall survive the Full Payment of the Obligations and the termination of the Commitment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower shall have any obligation under this Agreement to indemnify a Lender Indemnitee with respect to any Claim to the extent that it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such Claim resulted from the gross negligence or willful misconduct of such Lender Indemnitee.
     15.4. Reserved.
     15.5. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     15.6. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other DIP Financing

Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in any of the other DIP Financing Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other DIP Financing Documents, the provision contained in this Agreement shall govern and control.
     15.7. Counterparts; Facsimile Signatures. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. DIP Financing Documents may be executed by facsimile and the effectiveness of any such DIP Financing Documents and signatures thereon shall, subject to Applicable Law, have the same force and effect as manually signed originals and shall be binding on all parties thereto. Lender may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature.
     15.8. Consent. Whenever the consent of Lender is required to be obtained under this Agreement or any of the other DIP Financing Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold its consent in its discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.
     15.9. Notices and Communications.
          15.9.1. All notices, requests and other communications to or upon a party hereto shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at the address or facsimile number for such party on the signature pages hereof or at such other address or facsimile number as such party may hereafter specify for the purpose by notice to Lender and Borrowers in accordance with the provisions of this Section 15.9.
          15.9.2. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified herein for the noticed party and confirmation of receipt is received, (ii) if given by mail, 3 Business Days after such communication is deposited in the U.S. Mail, with first-class postage pre-paid, addressed to the noticed party at the address specified herein, or (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party. In no event shall a voicemail message be effective as a notice, communication or confirmation under any of the DIP Financing Documents. Notwithstanding the foregoing, no notice to or upon Lender pursuant to Sections 2.3, 4.1 or 6.2.2 shall be effective until after actually received by Lender. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent. Any notice received by Borrower Agent shall be deemed to have been received by all Borrowers.
          15.9.3. Electronic mail and intranet websites may be used only to distribute routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 8 and Section 10.1.3, and to distribute DIP Financing Documents for execution by the parties thereto, and may not be used for any other purpose as effective notice under this Agreement or any of the other DIP Financing Documents.

Lender shall be authorized to rely and act upon any notices (including telephonic communications) purportedly given by or on behalf of any Borrower even if such notices were made in a manner other than as specified herein, were incomplete or were not preceded or followed by any other form of notice specified or required herein, or the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers jointly and severally agree to indemnify and defend each Lender Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by any such Lender Indemnitee on each telephone communication purportedly given by or on behalf of any Borrower other than to the extent constituting gross negligence or willful misconduct of the Lender Indemnitee.
     15.10. Performance of Borrowers’ Obligations. If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other DIP Financing Documents, Lender may, in its discretion at any time or from time to time during the continuance of an Event of Default and subject to Applicable Law, for such Borrower’s account and at Borrowers’ expense, pay any amount or do any act required of Borrowers hereunder or under any of the other DIP Financing Documents or otherwise lawfully requested by Lender to (i) enforce any of the DIP Financing Documents or collect any of the Obligations, (ii) preserve, protect, insure or maintain or realize upon any of the Collateral, or (iii) preserve, defend, protect or maintain the validity or priority of Lender’s Liens in any of the Collateral, including the payment of any judgment against any Borrower. All payments that Lender may make under this Section and all reasonable out-of-pocket costs and expenses (including Extraordinary Expenses) that Lender pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Lender by Borrowers, on demand, with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to without prejudice to Lender’s right proceed thereafter as provided herein or in any of the other DIP Financing Documents.
     15.11. Credit Inquiries. Each Borrower hereby authorizes and permits Lender to (but Lender shall have no obligation to) respond to usual and customary credit inquiries from third parties concerning such Borrower or any of its Subsidiaries.
     15.12. Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.
     15.13. Indulgences Not Waivers. Lender’s failure at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.
     15.14. Entire Agreement; Exhibits and Schedules. This Agreement and the other DIP Financing Documents, together with all other instruments, agreements and certificates executed by the parties pursuant to any DIP Financing Document, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written, regarding the same subject matter. Each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.
     15.15. Interpretation. No provision of this Agreement or any of the other DIP Financing Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have, structured, drafted or dictated such provision. The paragraph and section headings are for convenience of reference only and shall not affect the substantive meaning of any provision of this Agreement.

     15.16. Confidentiality. Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any Information (defined below) for a period of 24 months following the Commitment Termination Date, except that Lender may disclose such information (i) to their respective Affiliates and individuals employed or retained by Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral, including any of their respective legal counsel, auditors or other professional advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to any party to this Agreement from time to time; (iii) pursuant to Applicable Law, the order of any court or administrative agency provided, however, that, prior to disclosure pursuant to this clause (iii), reasonable efforts shall be made to give the Borrowers notice of request for disclosure and the Borrowers shall be given a reasonable opportunity, at its expense, to prevent the disclosure or have the Information maintained as confidential under a protective order; (iv) upon the request or demand of any regulatory agency or other Governmental Authority having jurisdiction over Lender or in accordance with Lender’s regulatory compliance policies, (v) to the extent reasonably required in connection with any litigation (with respect to any of the DIP Financing Documents or any of the transactions contemplated thereby) to which Lender or its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder, (vii) [Reserved], (viii) to the National Association of Insurance Commissioners or any similar organization or to any nationally recognized rating agency that requires access to information about Lender’s portfolio in connection with ratings issued with respect to Lender, or (ix) with the consent of Borrowers. As used in this Section 15.16, “Information” means all information received from the Obligors relating to an Obligor or any of its Subsidiaries or their business, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by an Obligor.
     15.17. Reserved.
     15.18. Governing Law. This Agreement has been negotiated, executed and delivered, and shall be deemed to have been made, in New York, New York, and shall be governed by and construed in accordance with the internal laws (but without regard to conflict of law principles) of the State of New York, but giving effect to federal laws relating to national banks.
     15.19. USA Patriot Act Notice. Lender hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act, Lender is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow Lender to identify each Borrower in accordance with the USA Patriot Act.
     15.20. Consent to Forum. Each Borrower hereby consents to the non-exclusive jurisdiction of any United States federal court sitting in or with direct or indirect jurisdiction over the Southern District of New York or any New York state or superior court sitting in New York County, New York, in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other DIP Financing Documents and each Borrower irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. Nothing herein shall limit the right of Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Any judicial proceeding commenced by any Borrower against Lender or any holder of any of the Obligations, or any Affiliate of Lender or any holder of any Obligations, involving, directly or indirectly, any matter in any way arising out of, related to or connected with any DIP Financing Document shall be brought only in the Court or a United States federal court sitting in or with direct jurisdiction over the District of Delaware, the Southern District of New York or any New York state or superior court sitting in New York County,

New York. Nothing in this Agreement shall be deemed to preclude the enforcement by Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.
     15.21. Waivers by Borrowers. To the fullest extent permitted by Applicable Law and the Financing Orders, each Borrower waives (i) the right to trial by jury (which Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the DIP Financing Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which such Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard in connection with an Enforcement Action by Lender; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender’s remedies; (iv) the benefit of all valuation, appraisement and exemption laws; (v) any claim against Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in respect of any claim for breach of contract or any other theory of liability arising out of, or the taking of any Enforcement Action; or related to any of the DIP Financing Documents, any transaction thereunder or the use of the proceeds of any Loans; and (vi) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Lender’s entering into this Agreement and that Lender is relying upon the foregoing waivers in its future dealings with Borrowers. Each Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by a court sitting without a jury.
[Remainder of page intentionally left blank; Signatures appear on following page.]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the day and year specified at the beginning of this Agreement.

BORROWERS:

INSIGHT HEALTH SERVICES HOLDINGS
    CORP.
INSIGHT HEALTH SERVICES CORP.
INSIGHT HEALTH CORP.
INSIGHT HEALTH SERVICES CORP.
MAXUM HEALTH SERVICES CORP.
OPEN MRI, INC.
SIGNAL MEDICAL SERVICES, INC.
COMPREHENSIVE MEDICAL
    IMAGING, INC.
COMPREHENSIVE MEDICAL IMAGING
    CENTERS, INC.

By:
Keith S. Kelson, Executive Vice President
and Chief Financial Officer

ORANGE COUNTY REGIONAL PET CENTER — IRVINE, LLC PARKWAY IMAGING CENTER, LLC
By:	InSight Health Corp., as the sole member

By:
Keith S. Kelson, Executive Vice
President and Chief Financial Officer
[Signatures continued on following page]

Address for all Borrowers:

c/o InSight Health Corp.
26250 Enterprise Court
Suite 100
Lake Forest, California 92630
Attention:      Mitch C. Hill
Telecopier: (949) 462-0042

With copies to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention: Maureen Sweeney and Kurt von Moltke

[Signatures continued on following page]

LENDER: BANK OF AMERICA, N.A.
By:
Name:
Title:

Address for Lender:

Bank of America, N.A.
300 Galleria Parkway
Suite 800
Atlanta, Georgia 30339
Attention:      Loan Administration Manager
Telecopier:      (404) 607-3277

With a copy to:

Parker, Hudson, Rainer & Dobbs LLP
1500 Marquis Two Tower
285 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303
Attention:      Douglas A. Nail, Esq.
Telecopier:      (404) 522-8409

EXHIBIT A
REVOLVER NOTE

December 14, 2010
U.S. $15,000,000.00	New York, New York
     FOR VALUE RECEIVED, the undersigned, INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (“Parent”), INSIGHT HEALTH SERVICES CORP., a Delaware corporation (“InSight Health”), INSIGHT HEALTH CORP., a Delaware corporation (hereinafter referred to as “Borrower Agent”), and those affiliates of Borrower Agent listed on the signature pages hereto (Parent, InSight Health, Borrower Agent and each of such affiliates being referred to collectively herein as “Borrowers,” and individually as a “Borrower”), hereby unconditionally, and jointly and severally, promise to pay to the order of BANK OF AMERICA, N.A. (herein, together with any subsequent holder hereof, called “Holder”) the principal sum of $15,000,000 or such lesser sum as may constitute the outstanding principal amount of all Holder’s Revolver Loans pursuant to the terms of the Loan Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to Section 5.2 of the Loan Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on the outstanding principal amount of Holder’s Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section 3.1 of the Loan Agreement, in strict accordance with the terms thereof.
     This Revolver Note (this “Note”) is issued pursuant to, and is the “Revolver Note” referred to in, the Post-Petition Loan and Security Agreement dated on or about the date of this Note (as the same may be amended, modified, restated or supplemented from time to time, the “Loan Agreement”), among Borrowers and Holder, and Holder is and shall be entitled to all benefits thereof and of all DIP Financing Documents executed and delivered in connection therewith. This Note is subject to certain restrictions on transfer or assignment as provided in the Loan Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.
     The repayment of the principal balance of this Note is subject to the provisions of Section 5.2 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Commitment Termination Date.
     All payments of principal and interest shall be made in Dollars in immediately available funds to Lender as specified in the Loan Agreement.
     Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section 3.1.5 of the Loan Agreement. Borrowers jointly and severally agree to pay, and save Holder harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys’ fees, if this Note is collected by or through an attorney-at-law.
     All principal amounts of Revolver Loans made by Holder to Borrowers pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Loan Agreement.

     In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrowers or inadvertently received by Holder, such excess sum shall be, at Borrowers’ option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.
     Time is of the essence of this Note. To the fullest extent permitted by Applicable Law and the Financing Orders, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity and diligence in collection.
     Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any Collateral securing this Note without Holder enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing any Borrower’s liability hereunder, Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.
     The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of New York. This Note is intended to take effect as an instrument under seal under New York law.
[Remainder of page intentionally left blank; Signatures appear on following page.]

     IN WITNESS WHEREOF, each Borrower has caused this Note to be executed under seal and delivered by its duly authorized officers on the date first above written.

BORROWERS:

INSIGHT HEALTH SERVICES HOLDINGS
    CORP.
INSIGHT HEALTH SERVICES CORP.
INSIGHT HEALTH CORP.
INSIGHT HEALTH SERVICES CORP.
MAXUM HEALTH SERVICES CORP.
OPEN MRI, INC.
SIGNAL MEDICAL SERVICES, INC.
COMPREHENSIVE MEDICAL
    IMAGING, INC.
COMPREHENSIVE MEDICAL IMAGING
    CENTERS, INC.

By:
Keith S. Kelson, Executive Vice President
and Chief Financial Officer

ORANGE COUNTY REGIONAL PET CENTER — IRVINE, LLC PARKWAY IMAGING CENTER, LLC
By:	InSight Health Corp., as the sole member

By:
Keith S. Kelson, Executive Vice
President and Chief Financial Officer
[Signatures continued on following page]

EXHIBIT B
[Reserved.]

EXHIBIT C
Form of Notice of Borrowing
Date ______________, 20__
Bank of America, N.A.
300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339
Attention: Loan Administration Officer

Re:	Post-Petition Loan and Security Agreement dated December 14, 2010, by and among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (“Parent”), INSIGHT HEALTH SERVICES CORP., a Delaware corporation (“InSight Health”), INSIGHT HEALTH CORP., a Delaware corporation (hereinafter referred to as “Borrower Agent”), and those affiliates of Borrower Agent listed on the signature pages thereto (Parent, InSight Health, Borrower Agent and each of Borrower Agent’s affiliates listed on the signature pages thereto, being referred to collectively herein as “Borrowers” and individually as a “Borrower”) and BANK OF AMERICA, N.A. (as at any time amended, modified, restated or supplemented, the “Loan Agreement”)
Ladies and Gentlemen:
     This Notice of Borrowing is delivered to you pursuant to Section 4.1 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby request a Revolver Loan in the aggregate principal amount of $__________________, to be made on _____________, ____.
     Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the DIP Financing Documents and hereby certifies that no Default or Event of Default exists on the date hereof.

     Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized representative, this ______ day of _____________, 20_.

INSIGHT HEALTH CORP., as Borrower Agent
By:
Title:

EXHIBIT D
COMPLIANCE CERTIFICATE1
[Letterhead of Borrower]
__________________, 20__
Bank of America, N.A.
300 Galleria Parkway, N.W.
Suite 800
Atlanta, Georgia 30339
     The undersigned, the chief financial officer of INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (“Parent”), INSIGHT HEALTH SERVICES CORP., a Delaware corporation (“InSight Health”), INSIGHT HEALTH CORP., a Delaware corporation (hereinafter referred to as “Borrower Agent”), and those affiliates of Borrower Agent listed on the signature pages thereto (Parent, InSight Health, Borrower Agent and each of Borrower Agent’s affiliates listed on the signature pages thereto, being referred to collectively herein as “Borrowers” and individually as a “Borrower”), in his capacity as an officer, gives this certificate to BANK OF AMERICA, N.A. (“Lender”) in accordance with the requirements of Section 10.1.3 of that certain Post-Petition Loan and Security Agreement dated December 14, 2010, among Borrowers and Lender (as at any time amended, modified, restated or supplemented, the “Loan Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement. I hereby certify in my capacity as an officer:
          1. I have reviewed the Budget, a true, correct and complete copy of which is attached hereto;
          2. No Default or Event of Default exists on the date hereof, other than: __________________ ____________________________ [if none, so state];
          3. The cash collections received by Borrowers are not less than 85% of the amount specified as “total cash receipts” in the Budget for the Applicable Budget Period immediately preceding the date hereof;
          4. The cash disbursements made by Borrowers do not exceed 115% of the amount specified as “total cash disbursements” in the Budget for the Applicable Budget Period immediately preceding the date hereof; and
          5. As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower’s failure to pay or delay in payment of any such rent or other charges.

1	To be updated pending finalization of budget compliance provisions.

     Borrowers have caused this Compliance Certificate to be executed and delivered by their duly authorized representative, this ______ day of _____________, 20_.

INSIGHT HEALTH CORP., as Borrower Agent
By:
Title: Chief Financial Officer

EXHIBIT E
LETTER OF CREDIT REQUEST
Bank of America, N.A.
The Treasury and International Services Group,
GA1-006-10-32
600 Peachtree Street. NE, 10th Floor
Atlanta, Georgia 30308
Attention: Ms. Sue Sewell
     This Letter of Credit Request is delivered to you pursuant to that certain Post-Petition Loan and Security Agreement, dated December 14, 2010, among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation (“Parent”), INSIGHT HEALTH SERVICES CORP., a Delaware corporation (“InSight Health”), INSIGHT HEALTH CORP., a Delaware corporation (hereinafter referred to as “Borrower Agent”), and those affiliates of Borrower Agent listed on the signature pages thereto (Parent, InSight Health, Borrower Agent and each of Borrower Agent’s affiliates listed on the signature pages thereto, being referred to collectively herein as “Borrowers” and individually as a “Borrower”), and BANK OF AMERICA, N.A. (“Lender”) (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Loan Agreement.
     Borrowers hereby request Lender to issue a Letter of Credit, as follows:

(1)	Borrower’s/Account Party’s Name
(2)	Amount of Letter of Credit:	$
(3)	Issuance Date:
(4)	Beneficiary’s Name:
(5)	Beneficiary’s Address:

(6)	Expiry Date:
(7)	Draw Conditions:

(8)	Single draw : or Multiple draw :

(9)	Purpose of Letter of Credit:

     Attached hereto is Lender’s form of LC Application, completed with the details of the Letter of Credit requested herein.

     Each Borrower hereby certifies that each of the LC Conditions is now, and will on the date of issuance of the Letter of Credit, be satisfied in all respects and that no Default or Event of Default exists. Each Borrower hereby ratifies and reaffirms all of the DIP Financing Documents and Obligations arising thereunder.
     IN WITNESS WHEREOF, each Borrower has caused this Letter of Credit Request to be executed and delivered by its duly authorized officer, this ___ day of _________________, 20__.

INSIGHT HEALTH CORP. (“Borrower Agent”)
By:
Name:
Title:

INSIGHT HEALTH SERVICES HOLDINGS CORP.,
INSIGHT HEALTH SERVICES CORP.,
INSIGHT HEALTH CORP.,
and each of InSight Health Corp.’s affiliates listed on the pages hereto, as Borrowers

POST-PETITION LOAN AND SECURITY AGREEMENT
Dated: December 14, 2010
$15,000,000.00

and
BANK OF AMERICA, N.A., as Lender

TABLE OF CONTENTS

Page
Section 1. DEFINITIONS; RULES OF CONSTRUCTION	- 2 -
1.1. Definitions	- 2 -
1.2. Accounting Terms	- 33 -
1.3. Other Terms	- 33 -
1.4. Certain Matters of Construction	- 33 -
Section 2. DIP FACILITY	- 33 -
2.1. Commitment	- 34 -
2.2. Reserved	- 35 -
2.3. LC Facility	- 35 -
2.4. Bank Products	- 38 -
Section 3. INTEREST, FEES AND CHARGES	- 38 -
3.1. Interest	- 38 -
3.2. Fees	- 38 -
3.3. Computation of Interest and Fees	- 39 -
3.4. Reimbursement Obligations	- 40 -
3.5. Bank Charges	- 40 -
3.6. Capital Adequacy	- 40 -
3.7. Mitigation	- 41 -
3.8. Maximum Interest	- 41 -
Section 4. LOAN ADMINISTRATION	- 42 -
4.1. Manner of Borrowing and Funding Revolver Loans	- 42 -
4.2. Borrower Agent	- 43 -
4.3. All Loans to Constitute One Obligation	- 44 -
Section 5. PAYMENTS	- 44 -
5.1. General Payment Provisions	- 44 -
5.2. Repayment of Revolver Loans	- 44 -
5.3. Payment of Other Obligations	- 45 -
5.4. Marshaling; Payments Set Aside	- 45 -
5.5. Application of Payments and Collateral Proceeds	- 45 -
5.6. Loan Accounts; Account Stated	- 45 -
5.7. Taxes	- 46 -
5.8. Nature and Extent of Each Borrower’s Liability	- 46 -
Section 6. DIP TERM AND TERMINATION OF COMMITMENT	- 48 -
6.1. DIP Term	- 48 -
6.2. Termination	- 48 -
Section 7. COLLATERAL	- 49 -
7.1. Grant of Security Interest	- 49 -
7.2. Liens Under Financing Orders	- 49 -
7.3. Lien Priority	- 49 -
7.4. Certain After-Acquired Collateral	- 49 -
7.5. No Assumption of Liability	- 49 -
7.6. Lien Perfection; Further Assurances	- 50 -
Section 8. COLLATERAL ADMINISTRATION	- 50 -
8.1. General Provisions	- 50 -
8.2. Administration of Accounts	- 50 -
8.3. Administration of Deposit Accounts	- 52 -

Page
8.4. Borrowing Base Certificates	- 52 -
Section 9. REPRESENTATIONS AND WARRANTIES	- 53 -
9.1. General Representations and Warranties	- 53 -
9.2. Reaffirmation of Representations and Warranties	- 60 -
9.3. Survival of Representations and Warranties	- 60 -
Section 10. COVENANTS AND CONTINUING AGREEMENTS	- 60 -
10.1. Affirmative Covenants	- 60 -
10.2. Negative Covenants	- 63 -
10.3. Filing of Plan	- 69 -
Section 11. CONDITIONS PRECEDENT	- 69 -
11.1. Conditions Precedent to Initial Credit Extensions	- 69 -
11.2. Conditions Precedent to All Credit Extensions	- 71 -
11.3. Limited Waiver of Conditions Precedent	- 72 -
Section 12. EVENTS OF DEFAULT; REMEDIES ON DEFAULT	- 72 -
12.1. Events of Default	- 72 -
12.2. Acceleration of Obligations; Termination of Commitment	- 74 -
12.3. Other Remedies	- 75 -
12.4. Setoff	- 76 -
12.5. Remedies Cumulative; No Waiver	- 76 -
Section 13. RESERVED	- 77 -
Section 14. BENEFIT OF AGREEMENT	- 77 -
14.1. Successors and Assigns	- 77 -
Section 15. MISCELLANEOUS	- 77 -
15.1. Power of Attorney	- 77 -
15.2. General Indemnity	- 78 -
15.3. Survival of and Limitations Upon Indemnities	- 78 -
15.4. Reserved	- 78 -
15.5. Severability	- 78 -
15.6. Cumulative Effect; Conflict of Terms	- 78 -
15.7. Counterparts; Facsimile Signatures	- 79 -
15.8. Consent	- 79 -
15.9. Notices and Communications	- 79 -
15.10. Performance of Borrowers’ Obligations	- 80 -
15.11. Credit Inquiries	- 80 -
15.12. Time of Essence	- 80 -
15.13. Indulgences Not Waivers	- 80 -
15.14. Entire Agreement; Exhibits and Schedules	- 80 -
15.15. Interpretation	- 80 -
15.16. Confidentiality	- 81 -
15.17. Reserved	- 81 -
15.18. Governing Law	- 81 -
15.19. USA Patriot Act Notice	- 81 -
15.20. Consent to Forum	- 81 -
15.21. Waivers by Borrowers	- 82 -

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Revolver Note
Exhibit B	[Reserved.]
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of Compliance Certificate
Exhibit E	Letter of Credit Request

Schedule 8.3	Listing of All Deposit Accounts
Schedule 9.1.4	Capital Structure of Borrowers
Schedule 9.1.5	Corporate Names
Schedule 9.1.6	Borrowers’ Business Locations
Schedule 9.1.13	Tax Identification Numbers of Borrowers and Subsidiaries
Schedule 9.1.18	Litigation
Schedule 9.1.21	Pension Plans
Schedule 9.1.22	Labor Contracts
Schedule 10.2.4	Permitted Liens